Exhibit 10.1

VANNI BUSINESS PARK INDUSTRIAL LEASE

(ViewRay -- 339 N. Bernardo)

ARTICLE I

PARTIES

This Lease (the or this “Lease”), dated, for reference purposes only, April 11, 2018, is made by and between the Vanni Business Park, LLC, a Delaware limited liability company (“Lessor”), and ViewRay, Inc., a Delaware corporation (“Lessee”). This Lease shall be effective as of the date (the “Effective Date”) set forth immediately above the signature block at the end of the Lease, which date is intended to be the first date on which both Lessor and Lessee have signed this Lease.

ARTICLE II

PREMISES

Section 2.01.Premises.  Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the terms and conditions set forth herein, premises comprised of a portion of Building A (the “Building”) of the Vanni Business Park (the “Business Park”) commonly known as 339 North Bernardo Avenue, Mountain View, California 94043, and more particularly described on the site plan attached hereto as Exhibit A and incorporated herein by this reference. The premises (the “Premises”) consist of approximately 24,630 rentable square feet of floor space on the ground floor of the Building shown as the cross-hatched area on Exhibit B attached hereto and incorporated herein by this reference. The square footage of the Premises includes 100% of the space with respect to which Lessee has exclusive use rights, and 50% of the space with respect to which Lessee has limited non-exclusive use rights, as such areas are designated on Exhibit B and further identified in Section 2.02 below. In the absence of a condemnation of a portion of the Premises that reduces the size of the Premises, or Lessee’s leasing of additional space within the Building which increases the size of the Premises, no remeasurement of the square footage of the Premises by either party will result in any increase or decrease in rent or any other number in this Lease which is a function of the square footage of the Premises.

Section 2.02.Business Park and Exterior Common Areas.  The Building comprises one of the six buildings situated in the Business Park as of the date of this Lease. The Business Park is shown on the site plan attached hereto as Exhibit A. All areas outside the buildings within the Business Park are herein called the “Common Areas.” Lessee shall be entitled to park in its prorata share of parking spaces within the parking areas provided from time to time in the Common Areas; provided that, in all events Lessee shall be entitled to park in no less than 3.7 parking spaces per 1,000 rentable square feet of floor space within the Premises (based on 24,630 rentable square feet of Premises). Lessee shall also be entitled to use such exercise facilities as may exist thereon from time to time, on a nonexclusive basis with other tenants of the Business Park and their respective employees and invitees. Lessee acknowledges that there are no parking spaces specifically assigned or designated for the exclusive use of Lessee. Lessor reserves the right to designate for each tenant of the Business Park a pro rata share of parking within the Business Park, in which event Lessee shall thereafter cause its employees, agents, contractors, and other invitees to park only in the spaces so designated for Lessee’s parking and shall not cause or permit such entities to park in other areas of the Business Park. In the event Lessor designates specific parking areas for each tenant of the Business Park, the location and size of the parking area designated for Lessee shall be subject to Lessee’s approval, which approval shall not unreasonably be withheld or delayed. Lessee shall not be required to pay any parking charge for such parking spaces, Lessee shall have 100% exclusive use of all areas specified on Exhibit B both as being within the Premises and available for 100% exclusive use by Lessee. Lessee shall have 50% non-exclusive use of the areas on the ground floor labeled on Exhibit B as the “Common Lobby,” “Telco Room” and “Common Electrical Room,” and the areas on the 2nd floor labeled on Exhibit B as the “Front Conference Room,” “Telco Room,” and “Roof Hatch Room,” subject to the following. Subject to the limitations on Lessee’s use thereof set forth in this paragraph, usage of the non-exclusive use areas identified above shall be shared with other tenants from time to time leasing space in the Building. Except in the case of emergency where no prior notice shall be

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required, upon 24 hours advance written or oral notice delivered by Lessee to the tenant(s) on the 2nd floor of the Building in whose premises the same are located, Lessee shall have reasonable access to (i) the Roof Hatch Room leading to the roof of the Building designated on Exhibit B solely for purposes of accessing the roof of the Building in order to conduct activities required to be performed by Lessee under this Lease, such as repair, maintenance and/or replacement of the HVAC system serving the ground floor of the Building in the event Lessor elects pursuant to Section 8.01(a) below to have Lessee perform HVAC maintenance and repairs for any or all HVAC systems serving exclusively only a portion of the Premises, and (ii) the ground floor Common Electrical Room and Telco Room and the 2nd floor Telco Room solely for purposes of installation, maintenance, repair and replacement of Lessee’s telecommunications and other communication and electrical systems serving the Premises. Lessee and its employees, agents, contractors, and other invitees shall be entitled to use the Common Lobby solely for passageway to and from any one or more of the front door of the Building to the Premises, the front stairwell, and the elevator, and as a place where Lessee’s invitees may wait for admittance to the Premises. Lessee shall be entitled to use the front stairwell from the Common Lobby to the 2nd floor, the elevator, and the front hallway on the 2nd floor of the Building solely to the extent necessary to access the 2nd floor Front Conference Room, Telco Room and Roof Hatch Room. Lessee shall be entitled to use the Front Conference Room to conduct its business meetings, provided that Lessee shall not be entitled to use the same more than 50% of the time on a shared basis with other tenants in the Building. Lessee shall coordinate all reservations by tenant(s) leasing space in the Building for such shared use of the Front Conference Room. Lessor shall not grant any other tenant(s) within the Building rights to use the Front Conference Room in excess of an aggregate of 50% of the time on a shared basis. The Common Lobby is not part of the Premises, and during the entire term of the Lease, Lessee shall have only shared use of the Common Lobby and shall not in any way hinder access by other tenants in the Building (and their employees, contractors, customers and other invitees) through the Common Lobby. In the event of an emergency, Lessee shall without notice permit other tenants of the Building and their respective employees, contractors, customers and other invitees) reasonable access to and passageway through ground floor emergency hallways, stairwell landings, and Building exits. The Common Electrical Room and Telco Room on the first floor of the Building are located within the Premises. Lessee shall permit access to the Common Electrical Room and such Telco Room during the term of this Lease by Lessor, any and all other tenants of the Building, and their respective agents, employees, and contractors, upon reasonable notice to Lessee and subject to Lessee’s reasonable security requirements, including, if Lessee makes such a representative available, being escorted by a representative of Lessee; provided that, in the event of an emergency (e.g. interruption of electrical service or telephone service to other premises in the Building the connections for which service are situated in either or both such rooms), then Lessee shall permit immediate access to such room(s) without prior notice.

ARTICLE III

TERM

Section 3.01.Term Commencement Date.  The term of this Lease shall commence on the date that is the later of (i) the date that Substantial Completion of Lessor’s Work has occurred as specified in Section 3.03 and (ii) twenty one (21) days after Lessor delivers notice to Lessee allowing Lessee to enter onto the Premises pursuant to the early entry provisions of Section 3.04 (the “Commencement Date”). The term shall expire on the date (the “Expiration Date”) that is the day before the seventh annual anniversary of the Commencement Date, subject to earlier termination due to the default of Lessee hereunder or as otherwise provided under this Lease, and further subject to extension pursuant to Section 3.02 below. Within thirty (30) days following the Commencement Date, Lessor shall deliver to Lessee a letter specifying the Commencement Date and the Expiration Date in the form attached hereto as Exhibit C, and Lessee shall acknowledge such dates by signing a copy of such letter and returning the same to Lessor within twenty (20) days after receipt thereof from Lessor.

Section 3.02.Option to Extend.

(a)Subject to the remaining provisions of this Section 3.02, Lessee shall have one option (the “Option”) to extend the term of this Lease for a period of five (5) years (i.e., to the date that is one day before the fifth annual anniversary of the date the Expiration Date would have occurred had the Option not been exercised) (such extension period herein called the “Extended Term”). Such Option shall be exercised, if at all, only by written notice delivered by Lessee to Lessor at least one hundred eighty (180) days but no more than three hundred sixty (360) calendar days prior to the then-scheduled expiration of the term of this Lease (the “Option Exercise

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Notice”). Time is of the essence with respect to the time of Lessee’s exercise of the Option. Notwithstanding the foregoing, Lessee shall not have the right to exercise the Option if (a) at the time of the purported Option exercise, Lessee is in default with respect to payment of any monetary amount payable under the Lease, or is in default with respect to any other material obligation of Lessee under the Lease (in each case beyond applicable notice and cure periods for a default, as specified in the Lease), or (b) two or more events have occurred during the three (3) year period of time immediately preceding the date of such purported exercise which constitute events of default by Lessee with respect to payment of any monetary amount payable under the Lease, or with respect to any other material obligation of Lessee under the Lease (in each case beyond applicable notice and cure periods for a default, as specified in the Lease). The parties expressly agree that Lessor shall not be obligated to pay any broker commission in connection with Lessee’s extension of the term of the Lease pursuant to any such exercise of the Option, and neither Lessee nor Lessor shall take any action that gives rise to the obligation on the part of Lessor to pay any such commission. In no event shall Lessee be entitled to a tenant improvement allowance nor shall Lessor have any obligation to make or pay for any tenant improvements in conjunction with either the Option or the Extended Term. The Extended Term shall be upon all of the terms and conditions hereof, except that the monthly rent for the Extended Term shall be determined in accordance with Section 3.02(b). Upon commencement of the Extended Term, all references herein to the “term” of this Lease shall be deemed to include the Extended Term. The option rights of Lessee under this Section 3.02 are granted for Lessee’s personal benefit and may not be assigned or transferred by Lessee, except pursuant to a Permitted Transfer as defined in Section 13.02 below.

(b)Extended Term Rent.  Within thirty (30) days after Lessor’s receipt of Lessee’s Option Exercise Notice, Lessor shall deliver to Lessee a written proposal setting forth the monthly base rent for the upcoming Extended Term. If Lessee within fifteen (15) business days after receipt of such proposal agrees to such proposal, the amount of monthly base rent set forth in such proposal shall be binding on Lessor and Lessee. Should Lessee object in writing to Lessor’s proposal within fifteen (15) business days after receipt thereof, or fail to object in writing to such proposal within said fifteen (15) business days, then during the thirty (30) day period following Lessee’s objection to Lessor’s proposal, or in the case of Lessee’s failure to object then during the thirty (30) day period following expiration of such initial fifteen (15) business day period, Lessor and Lessee shall negotiate in good faith for the purpose of reaching an agreement regarding the amount of the monthly base rent during the Extended Term. In the event the parties fail to agree in a written instrument signed by both parties upon the amount of the monthly base rent for the Extended Term within such thirty (30) day period, the monthly base rent for the Extended Term shall be determined in the manner hereafter set forth.

If the parties have not reached agreement on the amount of monthly rent for the Extended Term by the end of the thirty (30) day period of good faith negotiation referred to in the immediately preceding paragraph, then the fair market monthly rent for the Premises shall be determined as follows. Within five (5) days after such thirty (30) day period, Lessor and Lessee each shall appoint a broker who has not worked for such party within the five (5) previous years. Each broker appointed under this Section 3.02(b) shall be a California licensed real estate broker having at least 5 years experience representing both landlords and tenants in leasing commercial properties within a ten (10) mile radius of the Premises. Such brokers so appointed shall each determine the fair market monthly base rent for the Premises during the entire Extended Term (which may entail an initial monthly base rent amount that is increased annually during the Extended Term), taking into account the value of the Premises including the value of any improvements installed at the Premises that Lessor has a right to keep at the end of the Lease (assuming that, as to any improvements that Lessor has a right to elect to keep but has not yet exercised such right, Lessor will elect to keep the same), and prevailing comparable rentals within a two (2) mile radius of the Premises considering all relevant factors including without limitation size of the premises, lease term, financial strength of the tenant, tenant inducements, tenant improvement allowances, free rent, escalation of rent during the term, operating costs, brokerage commissions and other landlord concessions for renewal of leases. Such brokers shall, within twenty (20) business days after their appointment, complete their determinations and submit their written reports thereof to Lessor and Lessee. Said brokers, within ten (10) days after submission of the last report, shall appoint a third broker meeting the broker qualifications set forth above and who is not currently representing either Lessor or Lessee. Such third broker, within twenty (20) business days after his appointment, shall choose one or the other of the first two determinations as the applicable fair market monthly base rent during the Extended Term. If either Lessor or Lessee fails to appoint a broker, or if a broker appointed by either of them fails, after his appointment, to submit a report of his determination within the required period in accordance with the foregoing, the determination in the report submitted by the broker properly appointed and timely submitting his report shall be controlling. If the two brokers appointed by Lessor and Lessee are unable to agree upon a third broker within the required period in accordance

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with the foregoing, application shall be made within twenty (20) days thereafter by either Lessor or Lessee to a court of law situated in Santa Clara County, California having jurisdiction which shall appoint a broker having the qualifications specified above; provided that, if neither party applies to such a court or if no court to which either party so applies is willing to appoint such a broker within sixty (60) days after the first two brokers have issued their reports, then the third broker shall be specified by Lessor (provided that the third broker meets the qualifications set forth above for the third broker, and provided further that such third broker has never worked for either Lessor or Lessee). Subject to the provisions below, the cost of the initial broker appointed by Lessor or Lessee shall be borne by the party so appointing such broker, and the cost of any third broker shall be borne equally by Lessor and Lessee. Notwithstanding anything to the contrary contained in this Section 3.02, in no event shall the monthly base rent for the first year of the Extended Term be less than the amount of monthly base rent applicable in the last month of the initial seven (7) year term of the Lease (without taking into account any rental abatement that may be applicable due to damage or destruction of the Premises or otherwise) multiplied by 95%; and furthermore, on each annual anniversary of the commencement of the Extended Term, the monthly base rent shall be increased to an amount which is no less than 1.03 times the amount of monthly rent payable during the month preceding such increase (without taking into account any rental abatement that may be applicable due to damage or destruction of the Premises or otherwise). The intent of the parties is to ensure that, regardless what the fair market monthly base rent is determined to be pursuant to the foregoing provisions, the monthly base rent at the start of the Extended Term is no less than 95% of the amount thereof at the end of the initial term, and to ensure that annual increases thereafter are not less than 3% of the monthly base rent amount applicable during the immediately preceding year of the Extended Term. Notwithstanding anything to the contrary in the preceding two sentences, in the event Lessee requests or demands that Lessor pay a broker’s commission in connection with Lessee’s extension of the Lease term pursuant to Section 3.02, and Lessor agrees to do so, or in the event for any reason Lessor is obligated to pay a broker commission or the costs of any improvements, alterations or additions to the Premises in connection with Lessee’s extension of the Lease term pursuant to Section 3.02, then both references in said two sentences to 95% shall be changed to 100%.

For purposes of Section 3.02, “business days” shall mean all calendar days other than Saturdays, Sundays, and legal holidays recognized by the Federal government, the California state government, or California banks. All other references to periods of time expressed in a number of days shall mean that number of calendar days. Time is of the essence with respect to all periods of time referenced in Section 3.02.

Section 3.03.Lessor’s Work Prior to Delivery of Possession.  Lessor shall deliver possession of the Premises to Lessee with all alterations and improvements to the Premises described on the working plans and specifications attached hereto as Exhibit D and incorporated herein by this reference performed as set forth in this Section 3.03. “Lessor’s Work” shall mean all the work required to be performed in order to make the alterations and improvements described on Exhibit D attached hereto, including any work required by the Americans With Disabilities Act (“ADA”) and other accessibility laws which may be triggered by Lessor’s Work. “Lessor’s Work Plans” shall mean such working plans and specifications so prepared by Lessor, subject to modification and supplementation of the same to reflect plan check comments from the City of Mountain View and other requirements of lawful governmental authority, and to reflect such other modifications as Lessor shall from time to time determine are appropriate on site in the course of performing Lessor’s Work provided such modifications are reasonably consistent with the work described in Exhibit D. Commencing promptly after execution of the Lease Lessor shall submit the working plans and specifications attached as Exhibit D to the City of Mountain View to obtain such permits and approvals from the City of Mountain View as are required to perform the Lessor’s Work, and promptly after obtaining such permits and approvals Lessor shall cause California licensed contractors to begin construction of Lessor’s Work and thereafter diligently continue construction of Lessor’s Work until Substantial Completion of Lessor’s Work. Construction of Lessor’s Work shall be performed substantially in accordance with the Lessor’s Work Plans in a good and workmanlike manner, with materials that conform to said plans and that are new and otherwise of good quality. Lessor’s Work shall be constructed in accordance with applicable law including, without limitation, the ADA. Within ten (10) days after Lessor notifies Lessee that Lessor’s Work is substantially completed, Lessor and Lessee shall together walk through and inspect Lessor’s Work using their best efforts to discover all incomplete or defective construction (“punchlist items”). After such inspection has been completed, a list of punchlist items shall be prepared by Lessor and Lessee. Lessor shall use its best efforts to cause California licensed contractors hired by Lessor to diligently complete and/or repair such punchlist items. On the date that Substantial Completion of Lessor’s Work (as defined below) occurs, Lessee shall accept possession of the Premises and shall thereupon be deemed to have accepted Lessor’s Work as complete subject only to Lessor’s completion

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and/or correction of punchlist items. “Substantial Completion of Lessor’s Work” shall mean the date on which all of the following have occurred: (i) Lessor certifies that all Lessor’s Work has been completed in accordance with the Lessor’s Work Plans, subject only to normal and customary punchlist items relating to minor defective or incomplete construction which will not materially interfere with Lessee’s use of the Premises, and (ii) Lessor has tendered possession of the Premises to Lessee. All Lessor’s Work shall be performed and paid for by Lessor.

Section 3.04.Early Access.  Lessor shall deliver notice to Lessee at least twenty one (21) days prior to Substantial Completion of Lessor’s Work that Lessee may enter onto the Premises to install workstations, fixtures, furniture, and communication lines provided that Lessee coordinates such work with Lessor so as to avoid interference with Lessor’s Work remaining to be performed. In conjunction with any such early entry onto the Premises by Lessee, Lessee shall not permit its contractors or subcontractors to cause any labor difficulties with contractors and subcontractors performing Lessor’s Work (including use of union labor if Lessor’s workers are non-union, and vice versa, to the extent that results in strikes, work stoppages, or other labor difficulties with Lessor’s contractors or subcontractors). In no event shall Lessee occupy the Premises for purposes of conducting its regular business thereon until Substantial Completion of Lessor’s Work has been achieved.

Section 3.05.Delay in Delivery of Possession.  Notwithstanding anything to the contrary contained in this Lease, in the event the Commencement Date has not occurred by the date that is ninety (90) days after the Effective Date due to any cause beyond the reasonable control of Lessor, then Lessor shall be entitled to terminate this Lease by delivery of notice thereof to Lessee within five (5) days after such date, with such termination to be effective immediately upon delivery of such notice. Further notwithstanding anything to the contrary contained in this Lease, in the event the Commencement Date for any reason has not occurred by the date that is one hundred twenty (120) days after the Effective Date (“Lessee’s Outside Commencement Date”), then Lessee shall be entitled to terminate this Lease by delivery of notice thereof to Lessor within seven (7) days after such date, provided that Lessee’s Outside Commencement Date specified above in this sentence shall be extended one day for each day, if any, that Lessor is delayed in delivering possession of the Premises to Lessee due to any delay caused by Lessee or Lessee’s agents, contractors, or employees, and further notwithstanding any provisions of this Lease to the contrary, the date on which rent would otherwise be payable under this Lease pursuant to all other provisions of this Lease shall be moved up one day sooner for every such day of delay. Time is of the essence with respect to the time of exercise of any right of termination of this Lease set forth above in this paragraph.

ARTICLE IV

RENT: SPECIAL NET LEASE

Section 4.01.Rent.  Lessee shall pay to Lessor as rent for the Premises the following amounts for the following periods of time:

(i)  $36,727.50 from the Commencement Date through December 31, 2018;

(ii)  $72,658.50 from January l, 2019 through the day before the first annual anniversary of the Commencement Date;

(iii)  $74,838.26 from the first annual anniversary of the Commencement Date through the day before the second annual anniversary of the Commencement Date;

(iv)  $77,083.40 from the second annual anniversary of the Commencement Date through the day before the third annual anniversary of the Commencement Date;

(v)  $79,395.90 from the third annual anniversary of the Commencement Date through the day before the fourth annual anniversary of the Commencement Date;

(vi)  $81,777.78 from the fourth annual anniversary of the Commencement Date through the day before the fifth annual anniversary of the Commencement Date;

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(vii)  $84,231.11 from the fifth annual anniversary of the Commencement Date through the day before the sixth annual anniversary of the Commencement Date;

(viii)  $86,758.05 from the sixth annual anniversary of the Commencement Date through the Expiration Date.

Lessee shall pay such rent to Lessor in advance on the first day of each month starting on the Commencement Date, provided that Lessee shall pay to Lessor the rent for the first month after the Commencement Date and the security deposit on the date this Lease is first executed by both Lessee and Lessor. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States, without prior notice or demand, to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing. If the term of the Lease is scheduled to expire on any date other than the last day of a calendar month, then Lessee shall pay to Lessor for the last full month of the term of the Lease an amount of rent equal to the rent for such full calendar month together with the prorated amount of rent payable for the last partial calendar month of the term.

Section 4.02.Special Net Lease.  This Lease is what is commonly called a “Net, Net, Net Lease”, it is being understood that the Lessor shall receive the rent set forth in Section 4.01 free and clear of any and all impositions, taxes, liens, charges or expenses of any nature relating to the Premises except as otherwise provided in this Lease. In addition to the rent reserved by Section 4.01, and except as otherwise expressly provided in this Lease, Lessee shall pay to the parties respectively entitled thereto all insurance premiums (and deductibles), taxes, assessments, operating charges, management fees, maintenance charges, and any other charges, costs and expenses which Lessee is obligated to pay under any provisions of this Lease for the entire Premises during the term hereof. All of such charges, costs and expenses shall constitute additional rent, and upon the failure of Lessee to pay any of such costs, charges or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Lessee, and that Lessee shall in no event be entitled to any abatement of or reduction in rent payable under this Lease, except as herein expressly provided. Any present or future law to the contrary shall not alter this agreement of the parties.

ARTICLE V

SECURITY DEPOSIT

Section 5.01.Security Deposit.  Lessee shall deposit with Lessor upon execution of this Lease as a security deposit for Lessee’s faithful performance of Lessee’s obligations hereunder cash in the amount of Eighty Six Thousand Seven Hundred Fifty Eight Dollars and Five Cents ($86,758.05). If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may, without waiving or releasing Lessee from any obligation under this Lease, and without waiving Lessor’s right to treat such failure as a default hereof, use, apply, or retain all or any portion of said cash deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said cash deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee’s failure to do so shall be a material breach of this Lease. No trust relationship is created herein between Lessor and Lessee with respect to said security deposit, and Lessor may commingle it, use it in ordinary business, transfer or assign it, or use it in any combination of those ways. In the event Lessor transfers its interest in this Lease, Lessor shall transfer said deposit to Lessor’s successor in interest, whereupon Lessor shall no longer have any liability for the return of such deposit or the accounting therefor.

Section 5.02.Waiver of Limits on Retention Security Deposit.  Any cash security deposit held by Lessor at the expiration or sooner termination of the term of this Lease, less sums which Lessor is entitled to deduct therefrom pursuant to Article V, shall be returned to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest hereunder), without interest within 75 days after the expiration or termination of this Lease, except that Lessor has the right to retain all or any portion of a cash security deposit then held by Lessor to cover rents which will be due in the future or damages for unpaid future rents (collectively, “Future Rent Damages”) until, at

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Lessor’s sole and absolute election, (i) the precise amount of such Future Rent Damages are determined by a final judgment in a court of law at which time Lessor may apply such cash toward payment of such sum; or (ii) Lessor, in its sole and absolute judgment, has reasonably estimated the amount of such Future Rent Damages at which time it may apply such cash toward payment of such estimated Future Rent Damages. Lessee expressly waives any requirement in California Civil Code section 1950.7 or successor or similar statute for the accounting of or return to Lessee of the security deposit within any period shorter than specified by this Lease and further expressly waives any and all other portions of California Civil Code section 1950.7 or successor or similar statute that is inconsistent with the provisions of this Lease.

ARTICLE VI

USE

Section 6.01.Use.  The Premises shall be used and occupied for general offices, research and development, and any other incidental related legal use which is otherwise in compliance with the rules and regulations that may reasonably be imposed by Lessor from time to time on the Business Park. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or tend to unreasonably disturb any other tenants. This Lease does not grant to Lessee any exclusive use rights that would prevent other tenants or lessees from conducting businesses or operations within the Business Park similar to the business or operations of Lessee. Lessee shall be responsible for obtaining any required business license, use permit, and/or occupancy permit required for Lessee to use the Premises.

Section 6.02.Compliance with Law.

(a)Lessor warrants to Lessee that (i) the Premises, in its state existing on the Commencement Date, but without regard to the use for which Lessee will use the Premises, does not violate any applicable covenants and restrictions of record, or any applicable law, permit, building code, building regulation or building ordinance in effect as of the initial completion of construction thereof, and (ii) to the actual knowledge of Chris Vanni as manager of Lessor, Lessor has not received written notice from any governmental authority with jurisdiction over the Premises that the Premises are in violation of any law, permit, building code, building regulation or building ordinance in effect as of the date this Lease is executed which violation remains uncured.

(b)Except as provided in Section 6.02(a), Lessee shall, at Lessee’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants, and restrictions of record in effect during the term or any part of the term hereof, regulating the use, condition, or occupancy of the Premises. Without limiting the generality of the foregoing, Lessee shall be obligated at its sole expense to make all alterations or improvements to the Premises which may be required by lawful governmental authority due to new laws, codes, ordinances or other promulgations of lawful governmental authority which come into effect during the term of this Lease. Notwithstanding the preceding two sentences, if any structural alterations to the Premises are required as a result of a change in laws, codes, ordinances, rules, or regulations (collectively, “Laws”) existing on the Effective Date or as a result of additional Laws enacted after the Effective Date which changed or additional Laws are applicable to buildings generally (including the Premises) and are not applicable to the Premises because of Lessee’s particular use of the Premises or any improvements, additions or alterations (collectively, “Alterations”) thereto by Lessee, then Lessor at its sole cost shall cause such alterations to be made, and the Amortized Portion (as defined below) of such cost shall be paid by Lessee to Lessor as additional rent each month together with and in the same manner as payments of rent under Section 4.01 above. The “Amortized Portion” of costs of items, as reasonably determined by Lessor, shall mean an amount equal to a fraction of the cost of such item the numerator of which is the lesser of(i) the number of years remaining in the term, and (ii) the number of years of the estimated useful life of such item as reasonably determined by Lessor, and the denominator of which is the number of years of the estimated useful life of such item as reasonably determined by Lessor, with such amount amortized monthly over the remainder of the term as of the date such cost is incurred assuming an interest rate (the “Assumed Interest Rate”) equal to the rate of interest on any loan obtained by Lessor to pay for such item, or if Lessor does not obtain a loan to pay for such item, then assuming an interest rate equal to the rate of interest Lessor would have to pay if Lessor were to borrow such funds, as reasonably determined by Lessor; provided that, in no event shall the Assumed Interest Rate exceed ten percent (10%) per annum. If Lessee later exercises its option to extend the term for five (5) years, then upon commencement of the Extended Term, if such item was not previously fully amortized pursuant to the preceding

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sentence, then Lessee shall pay as additional rent each month together with and in the same manner as payments of rent under Section 4.01 an additional Amortized Portion of the cost of such item equal to a fraction the numerator of which is the lesser of(i) five, or (ii) the same number of years of the estimated useful life of such item as originally determined by Lessor as reduced by the number of years represented in the numerator determined pursuant to the preceding sentence, and the denominator of which is the same number of years of the estimated useful life of such item as originally determined by Lessor (with no reduction in such number reflecting any time which has passed since the item was made), with such portion amortized monthly over the five year Extended Term assuming interest thereon over such period at the Assumed Interest Rate.

(c)By executing this Lease, Lessee acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance, with the applicable zoning and permit laws, hazardous waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in Section 6.01 above.

Section 6.03.Condition of Premises.

(a)On the Commencement Date, Lessor shall deliver the Premises to Lessee with the roof, and all life and safety, electrical, plumbing, gas, HVAC, and other mechanical and building systems serving the Premises in good operating condition. ln the event Lessee discovers that any of such items are not in good operating condition, then provided that Lessee delivers to Lessor notice thereof on or before one hundred eighty (180) days after the Commencement Date, Lessor shall cause such item(s) to be repaired at Lessor’s sole expense so as to bring the same into good operating condition; provided that, Lessor shall have no obligation to repair any such items that have been modified in any way and to any extent by any improvements, alterations or additions made by Lessee.

(b)Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Commencement Date, subject to all zoning, municipal, county, state, and other applicable laws governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto. Lessee acknowledges that neither Lessor nor Lessor’s agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee’s business. Except as specified in Section 3.03 and Section 6.03(a) above, Lessee acknowledges that Lessor has no obligation to make any improvements or repairs to the Premises at the outset of the Lease, and except as provided in Section 6.02(a) above is not warranting that as of the Commencement Date the interior or exterior of the Premises is in compliance with all ordinances, rules, codes and regulations of applicable governmental authority, as Lessee, subject to 6.02(a) and 6.03(a) and Lessor’s other requirements under this Lease, is taking possession of the Premises in their “as-is” physical condition and will be solely responsible for making any and all repairs and improvements to the Premises as may be necessary to operate the Premises for the use specified herein and to bring the Premises into compliance with all such ordinances, rules, codes and regulations, all of which repairs and/or improvements shall be made in strict accordance with the provisions of this Lease and at the sole cost and expense of Lessee. Lessor advises Lessee, and Lessee acknowledges, that the Premises have not been inspected by a Certified Access Specialist to determine whether it meets all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53.

Section 6.04.Prohibited Uses.  Notwithstanding anything to the contrary contained in Section 6.01 above, in no event shall the Premises be used for any retail use, or for any of the other following uses: (i) health club, spa or gymnasium, (ii) night club or discotheque, (iii) mobile home park, trailer court, labor camp, junkyard, or stockyard (except that this provision shall not prohibit the temporary use of construction trailers during periods of construction provided Lessee has obtained Lessor’s prior written consent thereto), (iv) any dumping, disposing, incineration, or reduction of garbage (except for normal disposal of garbage in dumpsters located adjacent to the rear of and outside the Premises), (v) any close-out, odd lot, fire sale, bankruptcy sale or auction house operation, (vi) automobile, truck, trailer or R.V. leasing, display or repair, (vii) skating rink or roller rink, (viii) living quarters, sleeping apartments, or lodging rooms, (ix) veterinary hospital or animal raising or grooming facilities, (x) mortuary, (xi) educational or training facility, other than ancillary to Lessee’s business at the Premises (e.g., training employees to conduct such business), (xvii) any movie theater or other theater use, and (xviii) any use which creates vibrations or offensive odors which are noticeable outside of the Premises, or any noise or sound which can be heard outside of the Premises and which is offensive due to intermittency, beat, frequency, shrillness or loudness, provided any usual paging system shall be allowed.

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ARTICLE VII

HAZARDOUS OR TOXIC MATERIALS

Section 7.01.Hazardous or Toxic Materials.  As used herein, “Hazardous Materials” means any hazardous, toxic, environmentally damaging or radioactive materials, substances or wastes, including, but not limited to, those materials, substances or wastes; (1) defined or listed as hazardous or extremely hazardous materials or wastes pursuant to Title 22, Division 4.5, Chapter 10 et seq., of the California Code of Regulations, as may be amended; (2) defined or listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq. and regulations promulgated thereunder, as may be amended; (3) defined or listed as hazardous or acutely hazardous wastes pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq. and regulations promulgated thereunder, as may be amended; and/or (4) which consists in whole or part of petroleum, petroleum fractions, petroleum products or petroleum distillates.

Section 7.02.Compliance with Environmental Laws.  Lessee, at its sole expense, shall comply with all applicable governmental rules, regulations, codes, ordinances, statutes, directives and other requirements respecting protection of the environment and/or the transport, use, storage, maintenance, generation, manufacture, handling, discharge, release or disposal of Hazardous Materials (collectively, “Environmental Laws”) in, on or from the Premises resulting from or caused by the use of the Premises by Lessee or agents, employees, contractors, assignees, sublessees or invitees of Lessee. To the extent such investigations, cleanup or other response actions referred to below in this sentence result from or are connected with the transport, use, storage, maintenance, generation, manufacture, handling, discharge, release or disposal by Lessee or agents, employees, contractors, assignees, sublessees or invitees of Lessee of Hazardous Materials in or on the Premises or the Business Park or in the groundwater or soils underneath the same occurring at any time prior to the expiration or sooner termination of the term of this Lease and vacation of the Premises by Lessee, then Lessee, at its sole cost, shall perform all investigations, cleanup and other response actions in, on, or about the Premises which may be required of Lessee or Lessor by any governmental authority. All actions by Lessee pursuant to the preceding sentence shall be taken in full compliance with all Environmental Laws. Without limiting the generality of the foregoing, Lessee shall at its sole cost: (1) at all times use, handle, generate, store, transport, and dispose of Hazardous Materials in compliance with all Environmental Laws; (2) make any and all improvements to the Premises necessary to assure the lawful and safe use, handling, generation, storage, transportation, and disposal of Hazardous Materials by Lessee and its agents, employees, contractors, assignees, sublessees or invitees; and (3) ensure that valid permits have been obtained and maintained as required by all Environmental Laws concerning the activities of Lessee and its agents, employees, contractors, assignees, sublessees and invitees.

Section 7.03.No Underground Tanks.  Under no circumstances shall Lessee install or permit the installation of, temporarily or permanently, within the Business Park, any underground tanks relating to the use, storage or disposal of Hazardous Materials.

Section 7.04.Indemnity.  Lessee hereby indemnifies and agrees to protect, defend (by legal counsel selected by Lessor and reasonably approved by Lessee) and hold harmless Lessor, its members, partners, directors, employees, assigns, lenders, successors, agents, representatives and their respective insurers from and against all costs (including, but not limited to, environmental response costs), expenses, claims, judgments, losses, demands, liabilities, causes of action, governmental directives, proceedings and hearings, including reasonable attorneys’ and experts’ fees and costs, to the extent relating to the transport, use, storage, maintenance, generation, manufacture, handling, discharge, release or disposal of Hazardous Materials by Lessee or agents, employees, contractors, assignees, sublessees or invitees of Lessee, in or on the Premises or in the groundwater or soils underneath the same occurring at any time prior to the expiration or sooner termination of the term of this Lease and vacation of the Premises by Lessee, and/or relating to the breach of any of the obligations of Lessee under this Article VII. Without limiting the foregoing, the foregoing indemnity shall include (A) the cost of environmental consultants, attorneys, and other consultants as Lessor reasonably determines are appropriate to assist Lessor in (1) investigating the source, extent, and composition of such Hazardous Materials, (2) cleaning up or otherwise remediating the same, (3) dealing with any potential or actual liability of Lessor and/or Lessee respecting such Hazardous Materials, and (4) otherwise dealing with such Hazardous Materials, and (B) losses in or reductions to rental income, and (C) any diminution in the fair market value of the Premises or other affected property.

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Section 7.05.Notification Responsibility.  Lessee shall notify Lessor orally immediately upon becoming aware of, and in writing within 48 hours after becoming aware of: (1) any environmental investigation, cleanup or other environmental response action requested, demanded, instituted or to be instituted by any person, including a governmental entity, relating to the transport, use, storage, maintenance, generation, manufacture, handling, discharge, release, migration or disposal of Hazardous Materials on, in, beneath, about, adjacent to or from the Premises; (2) any claim or demand made or threatened by any person, including but not limited to a governmental entity, against Lessor or Lessee, relating to damages, contribution, cost recovery, compensation, loss or injury relating to, or claimed to result from, any Hazardous Materials that have come to be located on, in, beneath, or about the Premises as the result of the activities of Lessee or of Lessee’s agents, employees, contractors, assignees, sublessees or invitees, or (3) any data, workplans, proposals or reports submitted to any governmental entity arising out of or in connection with any Hazardous Materials on, in, about, or beneath the Premises, including but not limited to any complaints, notices, warnings of asserted violations in connection therewith.

Lessee, at its sole cost, shall provide Lessor with copies of all chemical lists it provides to governmental entities regarding Lessee’s activities on or about the Premises, as well as any Community Right-to-Know information submitted to governmental entities regarding chemicals used by Lessee on or about the Premises, including without limitation, the information required to be submitted pursuant to California Health and Safety Code, Chapter 6.95, any Hazardous Materials management plan required by the County of Santa Clara, and any other reports submitted by Lessee to any and all governmental entities respecting Hazardous Materials.

Section 7.06.Inspection Rights.  Lessor shall have the right, but not the obligation, in its sole discretion, to enter upon the Premises to inspect, sample and/or monitor the Premises regarding Hazardous Materials on, in, beneath or about the Premises. Lessor shall give Lessee twenty four (24) hours advance notice of any such inspection, except in the event of an emergency, in which case no such notice shall be required. When conducting any such inspections, Lessor shall avoid unreasonably disrupting Lessee’s activities on the Premises. Lessee shall reasonably cooperate with Lessor to facilitate any such inspection by Lessor. Any such entry and inspection may be conducted by Lessor or by Lessor’s designated agents, representatives or contractors. If Lessor discovers that Lessee is not in compliance with the terms of this Article VII, any costs incurred by Lessor in connection with such inspections, sampling and/or monitoring, including attorney’s and/or consultants’ fees, shall be due and payable by Lessee to Lessor within five (5) days following Lessor’s written demand therefor.

Section 7.07.No Releases or Use; Return of Premises.  Lessee shall not cause or permit to be released any Hazardous Materials into the groundwater or soils underlying or adjacent to the Building. Lessee represents and warrants to Lessor, and covenants with Lessor, that during the Term, except for ordinary office and cleaning products in amounts reasonably necessary for Lessee’s permitted use of the Premises and then only to the extent in compliance with all Environmental Laws regarding the same, Lessee and its subtenants, assignees, employees, contractors, and invitees shall not generate, handle, place, discharge, release, store, dispose of, or otherwise use Hazardous Materials in, on, about, or under the Premises, including, without limitation, the soils and groundwater thereunder. Prior to the expiration or termination of this Lease, Lessee shall (1) remove all Hazardous Materials which have become located on, in, beneath or about the Premises as the result of, and (2) decontaminate and remove any equipment, improvements or facilities used by Lessee at the Premises in connection with the transport, use, storage, maintenance, generation, manufacture, handling, discharge, release or disposal of Hazardous Materials by Lessee or Lessee’s agents, employees, contractors, assignees, sublessees or invitees, on, in, beneath, about or from the Premises, such removal, and decontamination and removal to be performed in full compliance with applicable Environmental Laws. With respect to Hazardous Materials other than ordinary office and cleaning products in amounts reasonably necessary for Lessee’s permitted use of the Premises that have been used by Lessee in compliance with all Environmental Laws regarding the same, not later than 90 days prior to the expiration date of the Lease or immediately upon any sooner termination, Lessee shall submit to Lessor for Lessor’s approval Lessee’s written plan for such removal, decontamination and disposal of Hazardous Materials which plan shall identify (1) the Hazardous Materials to be removed and disposed of, (2) the equipment or other portions of the Premises to be removed, decontaminated and/or disposed of, (3) the method(s) by which such removal, decontamination, and disposal will be accomplished, and (4) the licensed and bonded contractor(s) who will perform such removal, decontamination and disposal. Prior to preparation of such written plan, Lessee at its sole cost shall cause to be performed such tests as Lessor may reasonably require, by an environmental consultant reasonably designated by Lessor, to ascertain whether Hazardous Materials exist in the soils or groundwater underneath the Premises, or in any improvements on the Premises.

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Section 7.08.Controlling Provisions; Survival of Covenants.  To the extent any of the provisions of this Lease conflict with the provisions of this Article VII, the provisions of this Article VII shall be controlling. The obligations of Lessee under this Article VII shall survive the termination or expiration of the term of this Lease.

ARTICLE VIII

MAINTENANCE. REPAIRS AND ALTERATIONS

Section 8.01.Maintenance - Premises.

(a)Lessor shall maintain in good and safe condition, order and repair, and replace as and if necessary the following components of the Premises and the Building: (i) the roof structure, the roof membrane, and all other components of the roof of the Building, (ii) structural and nonstructural elements of the exterior walls (including windows, doors, and painting) of the Building, and structural and nonstructural elements of interior load-bearing walls, if any, of the Building, (iii) the foundation of the Building, and (iv) heating, ventilating, and air conditioning (“HVAC”), electrical, gas, water, sewer and all other Building systems (other than security systems and telephone and other communications systems of Lessee) including wiring, pipes, and other conduits pertaining thereto. Lessor shall initially pay the costs of such maintenance, repair and replacement, subject to payment by Lessee of all or a portion of such costs pursuant to the provisions set forth below in this Section 8.01. Lessor shall commence making repairs under this Section 8.01(a) as promptly as reasonably possible after Lessor’s receipt of notice from Lessee of the need for such repairs; provided that, in all events Lessor shall commence repairs no later than thirty (30) days after Lessor’s receipt of notice from Lessee of the need therefor and thereafter diligently continue the same until completion thereof. The preceding sentence shall not be construed to require physical repair work to have commenced within the time period specified above, as Lessor shall be deemed to have commenced repairs merely by contacting (by telephone or otherwise) a contractor to perform such work, whether or not such contractor is actually ultimately hired or is able to commence physical work within such time period. In connection with all of Lessor’s activities under this paragraph, Lessor shall make a reasonable effort to minimize any disruption of Lessee’s business, provided that Lessor shall not be obligated to incur overtime costs to employ workers who work after normal business hours and on weekends except to the extent such work entails concrete sawcutting, jackhammering, or activities of the same or higher levels of noise in which event such work shall be performed after normal business hours and/or on weekends. Except as otherwise specifically provided in Article X below (damage and destruction), there shall be no abatement of rent or other sums payable by Lessee prior to or during any repairs by Lessee or Lessor, and Lessee waives all claims for loss of business or lost profits relating to any such repairs. Lessor shall also maintain in good operating condition and repair the card security system for the Building (but not any interior card access system for entry from the Common Lobby to the Premises or for entry to the Premises from anywhere else in the Building, maintenance of which shall be the sole responsibility of Lessee), and shall issue security cards therefor to all employees of Lessee at the outset of the Lease term as well as all new employees of Lessee during the Lease term at no additional charge to Lessee; provided that, Lessee shall pay $25 per card to replace each stolen or lost card after initial issuance by Lessor. Lessor shall also cause exterior windows to be washed no less often than once per year. Notwithstanding the foregoing, Lessor in its sole discretion may by delivery to Lessee of notice thereof elect to have Lessee maintain, repair and replace as and when necessary any portion of the HVAC system serving the ground floor of the Building that serves exclusively only a portion of the Premises (such as the HVAC system serving only the server room situated within the Premises), in which event from and after delivery of such notice: (i) Lessor shall no longer have any obligation to maintain, repair or replace the same, (ii) Lessee shall maintain, repair or replace the same as specified in Section 8.0l(b) below, and (iii) the costs allocable to the entire Building that Lessee is obligated to pay 50.91% of to Lessor as additional rent pursuant to the following paragraph shall be adjusted equitably to reflect that Lessee not Lessor is responsible for costs to repair, maintain or replace the same. Notwithstanding anything to the contrary in the preceding sentence, Lessee’s obligation to maintain and repair such HVAC system shall not include an obligation to replace if and only if Lessee has Properly Maintained such HVAC system. “Properly Maintained” means that during the entire period of time that Lessee is obligated to maintain and repair such HVAC system, Lessee has hired a third party HVAC service contractor reasonably satisfactory to Lessor who has inspected such system no less frequently than once every three months, and who has performed routine maintenance, repair and/or replacement of components of such system as and to the extent recommended by such third party HVAC inspector, and Lessee at its sole expense has paid all of the costs of such inspection, maintenance, repair and/or replacement.

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Notwithstanding the preceding paragraph, with respect to all costs incurred by Lessor to perform its maintenance, repair and replacement obligations under Section 8.01, Lessee shall pay as additional rent 100% of such costs allocable solely to the Premises, 50.91% of such costs allocable to the entire Building and 10.12% of such costs allocable to the entire Business Park as reasonably determined by Lessor within thirty (30) days after Lessor provides Lessee with a written statement of the amount of such costs actually incurred by Lessor; provided that, to the extent such costs are capitalized by Lessor for accounting purposes, then instead of paying the entire amount of Lessee’s share of such costs (as such share is specified above in this sentence) in a single payment, Lessee shall pay the Amortized Portion (as defined in Section 6.02 above) of such costs over the balance of the Lease term (with additional Amortized Portion payments during any Extended Term as provided in Section 6.02 above)as additional rent each month together with and in the same manner as payments of rent under Section 4.01 above. Further notwithstanding the preceding paragraph, the costs incurred by Lessor to perform its maintenance, repair and replacement obligations under Section 8.01 shall not include any of the items listed in clauses (i) through (xvii) of the last full paragraph of Section 8.02(b) below.

(b)Throughout the term, except as provided in Section 8.0l(a) above, Lessee agrees to keep and maintain each and every part of the Premises, in good and safe condition, order and repair, reasonable wear and tear and damage due to casualty excepted. Lessee hereby expressly waives the provisions of any law permitting repairs by a tenant at the expense of a landlord, including, without limitation, all rights of Lessee under Sections 1941 and 1942 of the California Civil Code. Lessee agrees to keep the Premises clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction. Notwithstanding anything to the contrary contained in Section 8.0l(a) above, Lessee further agrees at its sole cost (i) to keep the interior of the Premises, such as the interior surfaces of windows, carpets, floors, walls, and doors clean and neat in appearance, (ii) to place all trash and debris which may be found in or around the Premises in waste baskets, and (iii) to maintain in good operating condition all security, telephone, internet and other systems, including machinery, equipment, wiring, and other conduits pertaining thereto, serving all or a portion of the Premises only, (iv) to maintain in good condition all glass within the Premises, (v) to maintain in good operating condition the HVAC system serving exclusively only a portion of the Premises, including machinery, equipment, wiring, pipes, and other conduits pertaining thereto, from and after the delivery by Lessor of the notice specified in Section 8.01(a) by which Lessor elects to have Lessee repair, maintain and replace as and when necessary any portion of the HVAC system serving the ground floor of the Building that serves exclusively only a portion of the Premises (provided that, Lessee’s obligation to maintain and repair such HVAC system shall not include an obligation to replace if and only if Lessee has Properly Maintained such HVAC system), and (vi) to repair any damage in excess of reasonable wear and tear to portions of the Premises otherwise to be maintained by Lessor under Section 8.0l(a) above caused by Lessee or its agents, contractors, employees or invitees. If Lessee refuses or neglects to commence such repairs and/or maintenance required under this Lease or does not diligently prosecute same to completion within forty five (45) days after written notice thereof, then Lessor may enter the Premises and cause such repairs and/or maintenance to be made. Lessee agrees that upon demand, it shall pay to Lessor the cost of any such repairs, together with accrued interest from the date of payment at ten percent (10%) per annum. Notwithstanding anything to the contrary above, in the event that Lessee fails to comply with its maintenance obligations in this Section 8,01(b) and such failure continues for a period of fifteen (15) days after delivery by Lessor to Lessee of notice of such failure specifying in reasonable detail the nature of such failure, Lessor may elect to enter into a maintenance contract with a third party for the provision of all or a part of Lessee’s maintenance obligations as set forth in this Section 8.01. Upon such election, Lessee shall be relieved from its obligations to perform only those maintenance obligations covered by the maintenance contract, and Lessee shall bear its pro rata share, as set forth in Section 8.02 below, of the costs of such maintenance contract which shall be paid in advance on a monthly basis with Lessee’s rent payments.

Section 8.02.Maintenance - Common Areas.  Lessor shall maintain in good condition and repair the Common Areas, together with all facilities and improvements now or hereafter located thereon, and together with all street improvements or other improvements adjacent thereto as may be required from time to time by governmental authority. Lessor shall also maintain in good condition and repair all interior portions of the Building other than the Premises and the premises of other tenants in the Building, including the Common Lobby and the common hallways identified on Exhibit B hereto, and provide janitorial services for such interior common areas at such times and to such extent as specified in Article XII or if not specified in Article XII then as Lessor determines in its sole discretion is appropriate. The manner in which such areas shall be maintained and the expenditures therefor shall be at the sole discretion of Lessor. Lessor shall at all times have exclusive control of the Common Areas and may at any

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time temporarily close any part thereof, may exclude and restrain anyone from any part thereof (except the bona fide customers, employees and invitees of Lessee who use the Common Areas in accordance with the rules and regulations that Lessor may from time to time promulgate), and Lessor may change the configuration of the Common Areas or the location of facilities thereon so long as any such change by Lessor does not unreasonably interfere with Lessee’s use of or access to the Premises. Lessor shall also be entitled to employ third parties to operate and maintain all or any part of such areas, and to perform janitorial work, on such terms and conditions as Lessor shall determine in its sole discretion, so long as consistent with Article XII. The surface parking facilities shall be available for the automobiles of Lessee and Lessee’s customers, employees and invitees on a non assigned, non-exclusive basis, subject to Section 2.02. In connection with all of Lessor’s activities under this paragraph, Lessor shall make a reasonable effort to minimize any disruption of Lessee’s business, provided that Lessor shall not be obligated to incur overtime costs to employ workers who work after normal business hours and on weekends except to the extent such work entails concrete sawcutting, jackhammering, or activities of the same or higher levels of noise in which event such work shall be performed after normal business hours and/or on weekends. Except as otherwise specifically provided in Article X below (damage and destruction), there shall be no abatement of rent or other sums payable by Lessee prior to or during any repairs by Lessee or Lessor, and Lessee waives all claims for loss of business or lost profits relating to any such repairs. Lessee shall have the obligation to notify Lessor, in writing, of any repairs or maintenance to the Common Areas which may be required, and Lessor shall have a reasonable time to make repairs; provided that, Lessor shall commence repairs as promptly as reasonably possible, and in all events, no later than thirty (30) days, after Lessor’s receipt of notice from Lessee of the need therefor and thereafter shall diligently continue the same until completion thereof. The preceding sentence shall not be construed to require physical repair work to have commenced within such thirty (30) day period of time, as Lessor shall be deemed to have commenced repairs merely by contacting (by telephone or otherwise) a contractor to perform such work, whether or not such contractor is actually ultimately hired or is able to commence physical work within such thirty (30) period.

Lessee shall pay to Lessor, as additional rent, in the manner and at the time provided below, Lessee’s proportionate share, as defined below, of all costs and expenses incurred by Lessor in the operation and maintenance of the Common Areas of the Business Park during the term of this Lease. Such costs and expenses shall include, without limiting the generality of the foregoing, all maintenance, pest control, security, gardening, landscaping, cost of public liability, property damage, vandalism and malicious mischief, earthquake, and other insurance deemed necessary by the Lessor, real property taxes, property taxes, property management costs, including a management fee as determined by Lessor (which shall in no event exceed 5% of Lessee’s base rent as set forth in Section 4.01 or as such base rent is determined pursuant to Section 3.02(b) payable for the period of time covered by such fee), painting, lighting, cleaning, trash removal, fire protection, and similar items.

Lessee’s proportionate share of such Common Area expenses shall be 10.12%, which is based on the ratio between the approximately 24,630 rentable square feet within the Premises and the total of approximately 243,364 rentable square feet within buildings in the Business Park. Such square footage is measured from the exterior surface of all exterior walls, and includes entryways and the area under covered docks. Lessee acknowledges that it has measured the square footage of the Premises, or has had adequate opportunity to do so, and that the square footage of the Premises set forth above shall be conclusive unless the area of the Premises changes subsequent to the Commencement Date. Notwithstanding Section 8.0l(a), Lessee shall also pay an equitable portion (as reasonably determined by Lessor) of any costs incurred by Lessor to maintain the front entry door to the Building, and to maintain HVAC, electrical, gas, water, sewer and all other Building systems.

Lessor shall bill Lessee monthly for Lessee’s proportionate share of costs set forth in this Section 8.02, which costs shall be based upon the previous month’s actual costs and expenses unless Lessor changes its billing system to one based on estimated costs. Lessee shall pay such proportionate share within thirty days of receipt of said billing statement from Lessor together with copies of invoices or other reasonable evidence of such costs. Lessor shall account for such expenditures in a consistent fashion, such that such costs from one year to the next are similarly identified and accounted for. In the event Lessor changes its system of billing costs set forth in this Section 8.02 from one based on actual costs incurred during the previous month to one based on estimated costs, then from and after such date, within the ninety (90) day period of time immediately following the later of the end of a calendar year or the date of Lessor’s delivery to Lessee of the billing of Lessee’s proportionate share of exterior and interior common area costs for the month of December of such calendar year, Lessee shall be entitled to examine the books and records of Lessor pertaining only to such expenditures incurred during such calendar year at Lessor’s office

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during normal business hours of normal business days at Lessee’s expense for a period not to exceed three (3) consecutive days; provided however, if such examination reveals that Lessor has overcharged Lessee for such costs by more than five percent (5%), Lessor shall reimburse Lessee for the costs of such examination up to but not to exceeding Five Thousand Dollars ($5,000), and if such examination reveals that Lessor has not overcharged Lessee for such costs at all, then Lessee shall pay Lessor Five Thousand Dollars ($5,000) for its time dealing with such examination; and provided further, within thirty (30) days following such examination, the parties shall reconcile such costs.

Notwithstanding anything to the contrary contained in this Section 8.02, common area expenses shall not include: (i) any fine or penalty, including interest or penalties for late payment, not caused by Lessee; (ii) to the extent recovered by Lessor, costs attributable to repairing or maintaining items which are covered by warranties, other contracts, or insurance maintained by Lessor; (iii) the cost of constructing tenant improvements for any other tenant of the Business Park; (iv) legal fees, accountants’ fees, and other expenses incurred by Lessor in connection with disputes of tenants or other occupants of the Business Park or associated with the enforcement of the terms of any leases with tenants of the Business Park or the defense of Landlord’s title to or interest in the Business Park or any part thereof; (v) payments of rent under and ground leases of the Premises or the Business Park; (vi) Lessor’s overhead and administrative costs to the extent exceeding the management fee charge permitted pursuant to the provisions of this Section 8.02; (vii) brokerage commissions, attorneys’ fees, accounting costs, and other costs directly related to leasing space in the Business Park; (viii) executive salaries or salaries of service personnel to the extent that such personnel perform services not in connection with the management, operation, repair, or maintenance of the Business Park; (ix) any costs incurred by Lessor to maintain, repair, and replace all or any portion of the exterior walls, foundation, or structural components of any building in the Business Park (provided, Lessee’s prorata share of such costs pertaining to the Building only may be charged back to Lessee pursuant to Section 8.01 above); (x) costs incurred by Lessor for repairing damage which costs are actually recovered from insurance proceeds (or if Lessor fails to carry the insurance which it is required to carry under this Lease, the costs that would have been recovered from insurance proceeds had Lessor carried such insurance) or condemnation awards; (xi) costs of new improvements to the Business Park (as opposed to repair, maintenance, or restoration of existing improvements), except to the extent required by codes, ordinances, or other laws enacted after the Effective Date in which event the cost thereof will be handled in the manner set forth in Section 6.02(b) with the Amortized Portion payable as additional rent; (xii) advertising, marketing and promotional costs; (xiii) entertainment, dining or travel expenses; (xiv) the cost of any magazine, newspaper, trade or other subscriptions; (xv) the cost of any training or incentive programs; (xvi) Lessor’s gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes, and franchise, gift and transfer taxes; and (xvii) reserves of any kind.

Section 8.03.Alterations and Additions.  No alterations or additions shall be made to the Premises by Lessee without the prior written consent of Lessor which Lessor will not unreasonably withhold, except for nonstructural work contemplated by Section 3.04 and nonstructural alterations the aggregate cost of which during the entire term of the Lease does not exceed Ten Thousand Dollars ($10,000) which Lessee shall be entitled to make without first obtaining Lessor’s consent subject to all the other provisions of this Section 8.03, and provided further that prior to expiration or sooner termination of the Lease term Tenant removes such alterations made without Lessor’s consent and restores the Premises to its condition immediately prior to making the same. In no event shall any alteration or addition be of such a nature as to reduce or otherwise adversely affect the value of the improvements within the Premises immediately before making such alterations or additions, or to diminish the general utility of the Premises for the permitted uses hereunder. Lessor shall have absolutely no obligation to consider or consent to any request by Lessee to make any alteration or addition that affects the structural elements of the Premises or the roof membrane of the Premises. As a condition of giving its consent to any proposed alterations or additions, Lessor may require that Lessee agree to remove any such alterations or improvements at the expiration of the term and to restore the Premises to their prior condition, provided that if Lessor does not as a condition of such consent so require Lessee to remove such alterations and additions at the expiration of the term and restore the Premises to its condition prior to making such alterations and additions, then Lessee shall at the expiration of the term not have an obligation to remove the same or in connection therewith to restore the Premises to its condition prior to the making of such alterations and additions. As a further condition to giving such consent, Lessor may require Lessee to provide Lessor, at Lessee’s sole cost and expense, with a lien and completion bond in an amount equal to one and one-half (l-1/2) times the estimated cost of such improvements, to insure Lessor against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. As to any alterations or additions made by Lessee without Lessor’s consent (which Lessee has no right to make except as specifically

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provided above), Lessee shall, unless otherwise requested in writing by Lessor prior to expiration or sooner termination of the Lease term, remove the same from the Premises and restore the Premises, including any building systems affected thereby, to its condition existing immediately prior to such alteration or addition being made (subject to reasonable wear and tear). All changes, alterations, or additions to be made to the Premises shall be under the supervision of a competent architect or competent licensed structural engineer and made in accordance with plans and specifications that have been furnished to and approved by Lessor prior to commencement of work. If the written consent of Lessor to any proposed alterations by Lessee shall have been obtained, Lessee agrees to advise Lessor in writing of the date upon which such alterations will commence in order to permit Lessor to post a notice of non-responsibility. All such alterations, changes and additions shall be constructed in good and workmanlike manner in accordance with all ordinances and laws relating thereto. Lessee shall deliver to Lessor “as built” plans of any improvements or alterations to the Premises made by Lessee during the term of this Lease. Any such changes, alterations or additions to or on the Premises shall remain for the benefit of and become the property of Lessor, unless Lessor requires their removal by giving Lessee written notice at least ninety (90) days before the scheduled expiration of the Lease term, or within thirty (30) days after any sooner termination of the term.

Section 8.04.Initial Tenant Improvements.  Except as provided in Section 6.03, Lessor has no obligation to make or to cause to be made by a contractor any improvements or alterations to the Premises at the outset of the Lease term.

Section 8.05.Plumbing.  Lessee shall not use the plumbing facilities for any purpose other than that for which they were constructed. The expense of any breakage, stoppage or other damage relating to the plumbing and resulting from the introduction by Lessee, its agents, employees, or invitees of foreign substances into the plumbing facilities shall be borne by Lessee.

ARTICLE IX

INSURANCE

Section 9.01.Property/Rental Insurance - Premises.  During the term of this Lease, Lessor shall keep the Building insured against loss or damage by fire and those risks normally included in the term “all risk” including (a) flood coverage, (b) earthquake coverage at the election of Lessor, (c) coverage for loss of up to 12 months of rents (including taxes, insurance, and common area costs), and (d) boiler and machinery coverage if Lessor deems such coverage necessary. Lessee shall pay 50.91% of any deductibles to the extent the deductible relates to damage to the entire Building, and 100% of any deductibles shall be paid by Lessee to the extent the deductible relates solely to damage to the Premises or if Lessee causes the damage. Payment of deductibles shall be made within thirty (30) days after written request by Lessor therefor together with reasonable evidence of the amount thereof. Notwithstanding the foregoing, the amount of such deductible payable by Lessee upon request therefor by Lessor shall not exceed an amount equal to one’s month’s base rent based on the monthly rent amount payable under this lease at the time such deductible payment is so requested by Lessor, with any balance of such deductible paid by Lessee in equal installments amortized over the then remaining balance of the lease term, assuming interest thereon at the rate of the lesser of 12% per annum or the highest rate then allowed under law. For purposes of calculating the balance of the lease term pursuant to the preceding sentence, no unexercised options to extend the term shall be taken into consideration (in other words, any option period shall not be included in calculating the remaining balance of the term). The amount of such insurance shall be not less than one hundred percent (100%) of the replacement value of the Building, excluding excavations and foundations. Lessor shall be entitled to procure such insurance under a blanket policy of insurance covering one or more buildings in the Business Park owned by Lessor. Any recovery received from said insurance policy or policies shall be paid to Lessor, and Lessee shall have no interest in any such proceeds.

Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor 50.91% of the premiums allocated by Lessor’s insurer to the Building for all such insurance; provided that, if such insurer does not so allocate insurance premiums among the buildings in the Business Park, then Lessee shall pay 10.12% of the insurance premiums payable by the Business Park for such insurance. The insurance premiums shall be paid in accordance with Article IV, within thirty (30) days of Lessee’s receipt of a copy of Lessor’s statement therefor together with reasonable evidence of the amount thereof.

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Section 9.02.Property Insurance - Fixtures and Inventory.  During the term, Lessee shall, at its sole expense, maintain insurance with “all risk” coverage on any trade fixtures, leasehold improvements made by Lessee, furnishings, merchandise, equipment, or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter, for the full replacement value thereof, and Lessor shall not have any responsibility nor pay any costs for maintaining any types of such insurance. Any deductibles under such insurance shall be paid by Lessee. All proceeds from such insurance shall belong to Lessee and shall be used to restore or replace the items damaged; provided that with respect to all such leasehold improvements and fixtures, and with respect to all equipment that services such leasehold improvements (such as HVAC serving a new server room) or other portions of the Premises, Lessee shall use such proceeds of insurance or its own monies to restore or replace the items damaged unless the Lease is terminated pursuant to the provisions of Article X.

Section 9.03.Lessor’s Liability Insurance.  During the term, Lessor shall maintain a policy or policies of comprehensive general liability insurance insuring Lessor (and such others as designated by Lessor) against liability for bodily injury, death and property damage on or about the Building or the Common Area of the Business Park, with a minimum combined single limit of liability coverage of no less than Two Million Dollars ($2,000,000) covering all bodily injury, property damage, and personal injury or death, however occasioned, occurring in, on, or about the Common Areas of the Business Park, or in portions of the Building outside the Premises.

Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor 10.12% of the premiums for all such insurance (except that Lessor shall be entitled to equitably adjust such percentage if Lessor determines that any one or more tenants in the Business Park have caused an increase in such premiums through a change in use of their premises or otherwise, in which event Lessor may allocate a higher percentage of such premiums to such tenants than a percentage share based solely on square footage and correspondingly allocate a lower percentage of such premiums to the rest of the tenants in the Business Park). The insurance premiums shall be paid in accordance with Article IV, within thirty (30) days of Lessee’s receipt of a copy of Lessor’s statement therefor together with reasonable evidence of the amount thereof.

Section 9.04.Lessee’s Liability Insurance.  Lessee shall, at its sole cost and expense, obtain and keep in force during the term of this Lease comprehensive general liability insurance against claims of bodily injury, personal injury, and property damage (including loss of use thereof) arising out of the condition, use, occupancy, and maintenance of the Premises and the business operated by Lessee (and if Lessee subleases all or any portion of the Premises then Lessee shall provide Lessor evidence reasonably satisfactory to Lessor that such sublessee has obtained such insurance covering the business operated by such sublessee in the subleased space) on the Premises and applying also to Lessee’s use of the Common Lobby for access and egress purposes. Such insurance shall include broad form contractual liability insurance coverage insuring all of Lessee’s indemnity obligations under this Lease to which such insurance applies. Such coverage shall have a minimum combined single limit of liability of at least Five Million Dollars ($5,000,000). All such liability policies shall be written to apply to bodily injuries, property damages and personal injuries. All such liability policies shall include Lessor and any lender named by Lessor as additional insureds and provide that any insurance maintained by Lessor shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on bodily injury coverage; and (ii) including employees as additional insureds. Lessee shall obtain a separate policy meeting the above coverage requirements that provides for coverage of employer’s automobile non-ownership liability. All such insurance shall provide for separation of insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. The limits of all insurance described in this Section 9.04 shall not, however, limit the liability of Lessee hereunder. Not more frequently than once each calendar year if, in the reasonable opinion of Lessor, the amount of insurance required hereunder is not adequate, Lessee shall increase said insurance coverage as reasonably required by Lessor; provided that, in no event shall any such increase result in an increase in the premium therefor of greater than twenty percent (20%) of the amount of the premium during the preceding year of the term of this Lease. The failure of Lessor to require any additional insurance coverage at any time shall not relieve Lessee from the obligation to provide increased coverage at any later time or relieve Lessee from any other obligations under this Lease. Lessee shall furnish to Lessor prior to the Commencement Date, and at least ten (10) days prior to the expiration date of any policy, certificates indicating that the liability insurance required to be carried by Lessee is in full force and effect. Such policy of liability insurance shall specifically provide that such policy shall not be subject to cancellation or reduction of coverage except after at least ten (10) days prior written notice to Lessor. The

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insurance shall be with insurers approved by Lessor and with policies in form satisfactory to Lessor, provided however, that such approval shall not be unreasonably withheld.

Section 9.05.Waiver of Subrogation.

(a)Notwithstanding anything to the contrary contained in this Lease, Lessee hereby (i) releases and waives any rights it may have against Lessor and its officers, agents and employees from any and all claims or demands of damages, loss, expense, or injury occasioned to Lessee, or Lessee’s property within the Premises or Business Park, arising from any risk covered by fire and extended coverage insurance maintained by Lessee, whether or not due to the negligence of Lessor, its agents, employees, contractors, licensees, invitees or other persons, and (ii) waives on behalf of any insurer providing such insurance to Lessee, any right of subrogation that any such insurer may have or acquire against Lessor or such persons by virtue of payment of any loss under such insurance.

(b)Notwithstanding anything to the contrary contained herein, Lessor hereby (a) releases and waives any rights it may have against Lessee and its officers, agents and employees from any and all claims or demands of damages, loss, expense, or injury occasioned to Lessor, or Lessor’s property within the Business Park, arising from any risk covered by fire and extended coverage insurance maintained by Lessor, to the extent of insurance proceeds actually received by Lessor, whether or not due to the negligence of Lessee, its agents, employees, contractors, licensees, invitees or other persons, and (b) waives on behalf of any insurer providing such insurance to Lessor, any right of subrogation that any such insurer may have or acquire against Lessee or such persons by virtue of payment of any loss under such insurance.

(c)Lessor and Lessee shall each obtain such policies of insurance as required hereunder that are not invalidated or prejudiced by the releases described above in this Section 9.05 so long as such policies are available at commercially reasonable rates. Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against the other party in connection with any damage covered by such policy. If either party is unable to obtain such a waiver of subrogation with respect to the applicable policies of insurance, such party shall so notify the other party hereto in writing of such failure.

Section 9.06.Indemnification.  Except to the extent of Lessor’s active negligence or willful misconduct, Lessee will indemnify Lessor and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Lessee of the Premises or any part hereof, or to the extent caused by acts or omissions of Lessee, its agents, contractors, employees, servants, licensees, or concessionaires or by anyone permitted to be on the Premises by Lessee. In case Lessor shall be made a party to any such litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless from all claims, liabilities, costs and expenses, and shall pay all costs, expenses and reasonable legal fees incurred by Lessor in connection with such litigation, except to the extent caused by the active negligence or willful misconduct of Lessor.

Section 9.07.Waiver of Claims.  Except to the extent caused by the active negligence or willful misconduct of Lessor, Lessee hereby waives any claims against Lessor for injury to Lessee’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, or for injury or death of Lessee’s agents, employees, invitees, or any other person in or about the Premises or the Business Park from any cause whatsoever, regardless of whether the same results from conditions existing upon the Premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Notwithstanding the foregoing, Lessee waives all claims against Lessor for loss of business or other consequential damages regardless of the cause thereof, including without limitation Lessor’s negligence or willful misconduct.

Section 9.08.Plate Glass Replacement.  Lessee shall replace at its sole expense, any and all plate glass and other glass in and about the Premises that is damaged or broken by vandalism. If any plate glass or other glass in and about the Premises is damaged or broken by causes other than vandalism, then Lessor shall replace the same and Lessee shall reimburse Lessor an amount equal to Lessor’s cost of replacement, provided that such amount shall not

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exceed the deductible then in effect on Lessor’s insurance policy, if any, covering the damaged glass. Nothing herein shall be construed to require Lessor to carry plate glass insurance.

ARTICLE X

DAMAGE OR DESTRUCTION

Section 10.01.Right to Terminate on Destruction of Premises or Building.  Lessor shall have the right to terminate this Lease if, during the term, the Premises are damaged to an extent exceeding thirty-three percent (33%) of the then reconstruction cost of the Premises as a whole, or if, during the term, the Building is damaged to an extent exceeding thirty-three percent (33%) of the then reconstruction cost of the Building as a whole, excluding the cost of excavation of the foundation, regardless whether the Premises are damaged. Lessor shall also have the right to terminate this Lease if any portion of the Premises is damaged by an uninsured peril; provided that Lessor shall not have such right to terminate if the reason such damage is uninsured is because Lessor failed to obtain and maintain in effect insurance that Lessor is expressly required to obtain and maintain in effect under the provisions of this Lease. In any such case, Lessor may elect to terminate as provided above by written notice to Lessee delivered within sixty (60) days of the happening of such damage. Both Lessee and Lessor shall have a right to terminate this Lease if, during the term, the Premises are damaged to an extent that the estimated restoration time therefor, including obtaining requisite governmental permits for such restoration and any insurance proceeds necessary to pay for such restoration, as such period of time is reasonably estimated by Lessor, exceeds two hundred seventy (270) days from the date of such damage. Lessor shall notify Lessee of its estimate of the restoration time promptly after Lessor determines the same. Each party shall exercise its right of termination pursuant to the preceding sentence, if at all, by written notice to the other within twenty (20) days after Lessor delivers notice to Lessee of Lessor’s estimate of the restoration time. Any such notice of termination shall be effective, and shall result in termination of this Lease, thirty (30) days after delivery thereof. Lessor shall have no further obligation to repair such damage after the date of any such notice of termination by Lessee.

Section 10.02.Repairs by Lessor.  If neither Lessor nor Lessee elects to terminate this Lease pursuant to Section 10.01, Lessor shall, immediately upon receipt of insurance proceeds paid in connection with such casualty, but in no event later than one hundred twenty (120) days after such damage has occurred, proceed to repair or rebuild the Premises, on the same plan and design as existed immediately before such damage or destruction occurred and will proceed expeditiously to complete such restoration, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or otherwise due to causes beyond the control of Lessor. Lessee shall be liable for the repair and replacement of all trade fixtures, leasehold improvements made by Lessee, furnishing, merchandise, equipment and personal property as provided in Section 9.02.

Section 10.03.Reduction of Rent During Repairs.  In the event Lessee is able to continue to conduct its business from and after the occurrence of the damage until completion of repairs, the rent then prevailing under Section 4.01 will be equitably reduced in the proportion that the square footage of the unusable part of the Premises bears to the square footage of the whole thereof for such period of time. No rent shall be payable while the Premises are wholly unusable due to casualty damage.

Section 10.04.Lessor’s Overriding Right to Terminate.  Notwithstanding anything to the contrary herein, if the proceeds payable to Lessor under insurance required to be maintained by Lessor under Section 9.01are less than the amount resulting from subtracting the proceeds payable to Lessor under insurance required to be maintained by Lessor under Section 9.01 from the cost of repairing the damage to the Premises, Lessor may at its option terminate this Lease upon thirty (30) days’ written notice. For purposes of the preceding sentence, “proceeds payable to Lessor” includes amounts of deductibles payable by tenants of the Business Park in connection with such damage collected by Lessor to the extent such deductibles are payable for insurance of the same type as Lessee is obligated to pay deductibles for under this Lease; provided that if Lessee does not pay I00% of such deductibles for such insurance under this Lease, then the amount collected from such other tenants for deductibles shall be similarly reduced as determined by Lessor in its reasonable discretion.

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ARTICLE XI

REAL PROPERTY TAXES

Section 11.01.Payment of Taxes.  Lessee shall pay to Lessor the real property tax, as defined in Section 11.02, payable during the term of this Lease as follows: 100% to the extent such tax is allocable solely to the Premises (e.g. for interior improvements made to the Premises), 50.91% of such real property tax allocable to the entire Building, and 10.12% of all real property tax allocable to land and to site improvements other than buildings within the Business Park. Such allocations shall be based on the tax assessor’s worksheets to the extent available. All such payments shall be made thirty (30) days after Lessor’s delivery of a copy of the tax statement to Lessee specifying the share of real property taxes payable by Lessee. If any such taxes paid by Lessee shall cover any period of time prior to the Commencement Date or after the Expiration Date, Lessee’s share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee’s next rent installment together with interest at the prime commercial lending rate then in effect at the Bank of America (or if Bank of America is no longer in existence then a comparable national bank selected by Lessor). Lessor shall pay all real property taxes to the applicable taxing authorities prior to the date the same become delinquent and shall solely bear any penalties for late payment or underpayment of same.

Section 11.02.Definition of “Real Property Tax”.  As used herein, the term “real property tax” shall include any form of real estate tax or assessment, general, special, supplemental, ordinary or extraordinary, foreseen and unforeseen, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (excluding in all instances inheritance, federal or state net income, corporate, franchise, documentary transfer, or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any improvement district thereof, as against any real property of which the Premises are a part, as against Lessor’s right to rent or other income therefrom, and as against Lessor’s business of leasing the Premises, and any taxes or levies in substitution of or in lieu of any of the foregoing.

Section 11.03.Joint Assessment.  If the Building is not separately assessed, Lessee’s liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, as reasonably determined by Lessor. Lessee shall pay Lessor said proportionate amount within thirty (30) days after Lessor’s delivery of an invoice therefor.

Section 11.04.Personal Property Taxes.

(a)Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

(b)If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

(c)If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee’s next rent installment together with interest at the Prime Rate (as defined in Section 20.02).

ARTICLE XII

UTILITIES AND JANITORIAL

Lessee shall pay prior to delinquency throughout the term the cost of water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilation, janitorial service, and all other materials, utilities,

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and services supplied to or serving the Premises. Prior to the Commencement Date, Lessor at its sole cost, and not as an item of expense charged back to Lessee under common are maintenance charges, shall cause electrical service to the Premises to be separately metered. If any such services are not separately metered to Lessee, Lessee shall pay its proportionate share (as provided in the last sentence of this Article XII) of all charges that are jointly metered, as reasonably determined by Lessor, and payment shall be made by Lessee within thirty (30) days of receipt of the statement for such charges. Lessor during the entire term of the Lease shall supply for the benefit of Lessee’s use in the Premises air conditioning of the Premises, Common Lobby, and common hallways during normal business hours (7:00 AM through 7:00 PM Monday through Friday), subject to reasonable governmental requests or requirements regarding levels to which the Premises should be heated or cooled provided the same levels are applied to all areas of the Building other than server rooms, and further subject to Lessee’s obligation to maintain, repair and replace portions of the HVAC serving the ground floor of the Building that serve exclusively only portions of the Premises if Lessor elects under Section 8.01(a) to have Lessee maintain, repair and replace the same (provided that, Lessee’s obligation to maintain and repair such HVAC system shall not include an obligation to replace if and only if Lessee has Properly Maintained such HVAC system). In the event Lessee is so obligated to maintain and repair any portion of the HVAC system serving the Premises, and provided that electrical service to the Premises is separately metered, then as to the portion of the HVAC system so maintained and repaired by Lessee, during the period of time that Lessee maintains and repairs the same, Lessee shall have control as to the hours and days of operation thereof. Lessor during the entire term of the Lease shall also supply for the benefit of Lessee’s use with respect to the Premises the following services and utilities: (i) reasonable levels of electricity and water consistent with the intended office use of the Premises, (ii) garbage pickup from the exterior garbage bin no less than once per week, (iii) elevator maintenance to keep the common elevator in the Building in good operating condition, and (iv) in the outside Common Areas, upkeep and replacement when necessary of landscaping, maintenance and repair in good condition of parking areas, driveways, and sidewalks (if any), and maintenance in good operating condition and operation during normal business hours of the Business Park of the water fountain in the outside Common Areas. Lessor’s performance of all of the foregoing services shall be subject to curtailment or cessation of same due to governmentally mandated or recommended curtailment or cessation. Lessee shall pay for connection charges and ongoing service charges for any telephone, DSL, cable and other television, internet and communication services Lessee desires to consume from the Premises, as well as any other services not listed above that may be desired by Lessee. Lessor shall not be liable for damage to either person or property nor shall Lessor be deemed to have evicted Lessee nor shall there be any abatement of rent nor shall Lessee be relieved from performance of any covenant on its part to be performed hereunder by reason of (i) deficiency in the provision of HVAC services described above, (ii) breakdown of equipment or machinery utilized in supplying such HVAC services, or (iii) curtailment or cessation of such HVAC services due to causes or circumstances beyond the reasonable control of Lessor. Except as to portions of the HVAC system serving exclusively portions of the Premises that Lessor has elected under Section 18.01(a) to shift to Lessee the obligation to maintain, repair and replace, as to which Lessor shall have no obligation to repair or maintain, and no obligation to replace if Lessee fails to Properly Maintain the same, Lessor shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Building or on the roof of the Building to provide restoration of such HVAC services (including using best efforts to cause a contractor or other repair person to visit the Building to conduct an inspection of such machinery or equipment within three (3) business days after Lessee notifies Lessor of cessation of HVAC services to the Premises) and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond Business Park boundaries, to cause the same to be restored, by diligent application or request to the provider thereof. If Lessee requires in excess of reasonable levels of electricity consumption (based on sufficient electricity to power one personal computer or other office machine of similar low electrical consumption per 500 square feet in the Premises, plus lighting to the extent provided by Lessor in the Premises on the Commencement Date during the hours specified above), or uses more water than would normally be used for ancillary kitchen use (if applicable) and bathrooms, then Lessee shall pay the cost of such excess electricity and/or water consumption as determined by Lessor; provided that, this sentence shall not apply to electricity consumption during the period of time, if any, that both (i) electric service for the Premises is separately metered, and (ii) Lessee is obligated pursuant to Section 8.01 to maintain and repair all portions of the HVAC system serving the Premises that serve exclusively a portion of the Premises. Lessor shall be entitled to install a water meter at Lessee’s sole expense to measure such excess usage of water; provided however, if such meter shows that Lessee is not excessively consuming water, Lessor shall pay for such meter. If Lessee desires to operate the HVAC system serving the Premises before 7:00 AM, after 7:00 PM, or on weekends/holidays from 7:00 AM to 7:00 PM, then Lessee shall request the same in writing to Lessor, specifying the dates and times of extra operation of the HVAC system that Lessee desires. Lessee shall deliver such request to Lessor no later than three (3) business days in advance of the first date that Lessee desires such excess service. Lessor shall provide such excess

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HVAC service, and Lessee shall pay the actual costs of Lessor to provide such excess service for the HVAC zone that includes the Premises. Lessee shall pay such costs to Lessor within thirty (30) days after receipt of each billing statement from Lessor specifying such costs. Lessor shall be entitled to cease provision of such excess HVAC usage if Lessee does not fully and timely pay for any such excess usage (or is otherwise in default under this Lease). As to any portion of the HVAC system that Lessee is obligated to maintain and repair pursuant to Section 8.01, the provisions of the immediately preceding five sentences shall not be operative during the period of time, if any, that (1) Lessee is so obligated to maintain and repair the same, and (ii) electric service for the Premises is separately metered. Lessee shall pay only a portion of the total charges for electricity, gas, water and other utilities and services provided to or serving the Building (except to the extent utility charges are separately metered to the Premises, or separately charged by the service provider to the Premises such as for garbage pickup and telephone service in which event Lessee shall pay only such charges as are separately metered or separately charged to the Premises) equal to the ratio (a) the numerator of which is 24,630, and (b) the denominator of which is the sum of 24,630 plus the aggregate number of square feet of the premises leased to and occupied by other tenants in the Building (subject to equitable adjustment of such ratio for utility charges as reasonably determined by Lessor to reflect disproportionate consumption of same by one or more tenants in the Building).

ARTICLE XIII

ASSIGNMENT AND SUBLETTING

Section 13.01.Lessor’s Consent Required.  Except as otherwise provided in Section 13.02, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises, without Lessor’s prior written consent which Lessor shall not unreasonably withhold. All of the following shall be deemed an assignment within the meaning of this Article XIII: (i) any transfer resulting from the merger, consolidation or other reorganization of Lessee, or transfer to any Affiliate (as defined below) of Lessee, (ii) any transfer resulting from the sale or other transfer of all or substantially all of Lessee’s assets, (iii) if Lessee is a corporation, partnership, limited liability company, trust or unincorporated association, the sale, issuance or transfer of a controlling interest therein, or the transfer of a majority interest in or a change in the voting control of any corporation, partnership, limited liability company, trust, unincorporated association which is an Affiliate of Lessee, or the transfer of any portion of any general partnership or managing interest in Lessee or in any such Affiliate. “Affiliate” shall mean any Entity controlled by, under common control with, or controlling, Lessee. “Entity” shall mean any person, corporation, partnership (general or limited), limited liability company, joint venture, association, joint stock company, trust or other business entity or organization. For purposes of this paragraph, “control” shall mean (i) with respect to a corporation, the direct or indirect ownership of more than fifty percent (50%) of any class of voting shares, (ii) with respect to a partnership, the ownership of a general partnership interest, or entitlement to more than fifty percent (50%) of the partnership interests in profits or capital, (iii) with respect to any other Entity, the ownership of a majority of the voting rights thereof, or the ability to direct its management decisions. Notwithstanding the foregoing, an “assignment” for purposes of Article XIII shall not include any transfer or issuance of stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ.

Section 13.02.Permitted Transfers.  Notwithstanding Section 13.01, Lessee shall be entitled to assign this Lease or sublet the Premises or any portion thereof, without Lessor’s consent, to (i) any Affiliate, (ii) any Entity which results from a merger or consolidation with or other reorganization of Lessee, (iii) any Entity which acquires substantially all of the stock or assets of Lessee as a going concern with respect to the business that is being conducted in the Premises, or (iv) any change in ownership or control of Lessee by transfer of stock of Lessee (each of (i), (ii), (iii), and (iv) a “Permitted Transfer”), provided that as to each Permitted Transfer either (i) Lessee survives such transaction and remains fully and primarily liable under this Lease for the performance of all of Lessee’s obligations hereunder, or (ii) if Lessee does not survive (for example, it merges into another corporation), then the net worth of such assignee on the effective date of such assignment determined in accordance with GAAP and exclusive of any good will and other intangible assets is at least equal to the net worth of Lessee immediately prior to such transfer. The assignee or sublease under any such Permitted Transfer shall expressly assume in writing the obligations of the Lessee under this Lease.

Section 13.03.Request for Permission to Assign or Sublease.  Lessee must make any request for Lessor’s approval of a proposed assignment, sublease, or other transfer in writing. Lessee’s written request to Lessor

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for consent to an assignment or subletting shall be accompanied by (a) the name and legal composition of the proposed sublease; (b) the nature of the proposed sublease’s business to be carried on in the Premises; (c) the terms and provisions of the proposed sublease; and (d) such financial and other reasonable information as Lessor may request concerning the proposed sublease. Lessor shall respond to Lessee’s request for consent hereunder within twenty (20) days after receipt of Lessee’s request and any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void, and shall constitute a breach of this Lease. Lessor’s consent shall not be deemed unreasonably withheld if consent is denied, among other reasons, because the prospective sublessee or assignee will in any way diminish the value of the Premises or increase Lessor’s exposure to risk due to the nature of Lessee’s proposed use. Each proposed assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease and as to any such assignment assumes and agrees to perform all of the obligations of Lessee hereunder, and that the termination of this Lease shall, at Lessor’s sole election, constitute a termination of every such assignment or sublease.

Section 13.04.No Release of Lessee.  Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. If Lessee shall purport to assign this Lease, or sublease all or any portion of the Premises, or permit any person or persons other than Lessee to occupy the Premises, without Lessor’s prior written consent, Lessor may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Lessor’s rights and remedies under this Article XIII or the acceptance of any such purported assignee, sublease or occupant, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained.

Section 13.05.Attorneys’ Fees.  In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do, then Lessee shall pay Lessor’s reasonable attorneys’ fees incurred in connection therewith.

Section 13.06.Excess Rent.  In the event Lessor shall consent to a sublease or an assignment under the Lease, then Lessee shall pay to Lessor with its regularly scheduled rent payments fifty percent (50%) of all sums collected by Lessee from all sublessees and/or assignees which are in excess of the rent then owing pursuant to Article IV above, after first deducting therefrom only the following costs: (i) broker commissions paid out of pocket by Lessee in connection with such sublease or assignment, up to but not exceeding six percent (6%) of the rent payable under the sublease or assignment, (ii) reasonable attorneys’ fees not to exceed One Thousand Five Hundred Dollars ($1,500), and (iii) costs of tenant improvements paid out of pocket by Lessee, made specifically to induce such sublease or assignee to enter into such sublease or assignment, and performed no sooner than thirty (30) days before and no later than thirty (30) days after such sublessee or assignee takes occupancy of the subleased or assigned space. Lessee shall deliver to Lessor reasonable evidence that the standards and requirements of the three clauses in the preceding sentence have been met before so deducting any such costs.

Section 13.07.Recapture of Premises.  Any purported assignment of less than all of the Lease shall be deemed a sublease for purposes of this Lease. In the event Lessee requests Lessor’s consent pursuant to Article XIII to either (i) a proposed sublease (other than to a sublessee pursuant to a Permitted Transfer) of more than fifty percent (50%) of the square footage of the Premises and for a term substantially equal to the remaining term of this Lease, or (ii) a proposed assignment of this Lease (other than to an assignee pursuant to a Permitted Transfer), then in lieu of giving or denying such consent within the twenty (20) day period of time specified in Section 13.03 therefor, Lessor may instead elect to terminate the Lease (but in the event of a sublease, only for that portion of the Premises so subleased). Such election shall be made, if at all, by written notice to Lessee thereof within said twenty (20) day period. Such termination shall be effective on the date such sublease or assignment would otherwise have been effective, or if no such date is specified in Lessee’s request for Lessor’s consent to such sublease or assignment, then on the date which is thirty (30) days after Lessor’s election to terminate. Lessor may, but shall not be obligated to, lease the Premises so recaptured by Lessor to any entity to whom Lessee requested Lessor’s consent to sublease

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or assign the same, at the same rent, or any higher or lower rent, as was proposed by Lessee in connection with its proposed sublease or assignment.

ARTICLE XIV

DEFAULTS; REMEDIES

Section 14.01.Defaults.  The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a)The abandonment of the Premises by Lessee, or the failure of Lessee to deliver an estoppel certificate within the period of time specified in Article XVII where such failure shall continue for a period of five (5) days after delivery of notice to Lessee that Lessee has failed to timely deliver to Lessor such estoppel certificate;

(b)The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after delivery of notice to Lessee that such payment is overdue; provided that, any such notice shall constitute the notice required under Section 1161 of the California Code of Civil Procedure (and/or any related or successor statutes regarding unlawful detainer actions) so long as such notice is given in accordance with the requirements of such statute; and provided further that, if two or more such notices that such payment is overdue shall be delivered to Lessee in any one year period during the term of this Lease, then, unless applicable law requires otherwise, each and every succeeding failure to pay any sum payable hereunder when due shall constitute a material default and breach of this Lease, and Lessee shall not be entitled to any notice or cure period with respect to any such failure to pay;

(c)The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Sections 14.01(a) and 14.01(b) above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion;

(d)(i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto; (iii) the taking or suffering of any action by Lessee under any insolvency or bankruptcy act; (iv) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, or (v) the attachment (unless removed, released, and discharged within sixty (60) days of its origination), execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease;

(e)The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any successor in interest of Lessee or any guarantor of Lessee’s obligation hereunder, and any of them, was materially false.

Section 14.02.Remedies.  In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach, take any of the following actions:

(a)Lessor shall be entitled to terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In the event of any such termination of this Lease, Lessor shall be entitled to recover from Lessee (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; plus, (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Lessee proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves

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could be reasonably avoided; plus (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform Lessee’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) of this Section 14.02(a) shall be computed by allowing interest at the lower of ten percent (10%) per annum, or the maximum rate then permitted by law. The “worth at the time of award” of the amount referred to in clause (iii) of this Section 14.02(a) shall be computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term “time of award” as used in subparagraphs (i), (ii), and (iii) shall mean the date of entry of a judgment or award against Lessee in an action or proceeding arising out of Lessee’s breach of this Lease. This Lease may be terminated by a judgment specifically providing for termination, or by Lessor’s delivery to Lessee of written notice specifically terminating this Lease. In no event shall any one or more of the following actions by Lessor, in the absence of a written election by Lessor to terminate this Lease, constitute a termination of this Lease or a waiver of Lessor’s right to recover damages under this Section 14.02(a): appointment of a receiver in order to protect Lessor’s interest hereunder; consent to any subletting of the premises or assignment of this Lease by Lessee, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or any other action by Lessor or Lessor’s agents intended to mitigate the adverse effects of any breach of this Lease by Lessee, including without limitation any action taken to maintain and preserve the Premises, or any action taken to relet the Premises or any portion thereof for the account of Lessee and in the name of Lessee.

(b)Lessor shall be entitled to maintain Lessee’s right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c)Lessor shall be entitled to pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state of California. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the Prime Rate (as defined in Section 20.02).

Section 14.03.Default by Lessor.  Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In the event Lessor does not commence performance within the thirty (30) day period provided herein, or does not diligently prosecute the same to completion, Lessee may perform such obligation and will be reimbursed for its expenses by Lessor together with interest thereon at the Prime Rate (as defined in Section 20.02). , provided, however, that if the parties are in dispute as to what constitutes Lessor’s obligations under this Lease, any such dispute shall be resolved by arbitration in accordance with the rules of the American Arbitration Association as then in effect, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction. The expenses of arbitration shall be borne by the parties as allocated by the arbitrators. The party desiring arbitration shall serve notice upon the other party, together with designation of the first party’s arbitrator.

Section 14.04.Late Charges.  Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designated agent when such amount is due and owing, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of any such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. Notwithstanding the foregoing, Lessor will not assess a late charge until Lessor has given written notice of such late payment for the first

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late payment in any twelve (12) month period and after Lessee has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred.

Section 14.05.Impounds.  In the event Lessee fails on three (3) occasions during any consecutive twelve (12) month period to make rental payments within ten (10) days of Lessee’s receipt of written notice of such delinquency, or shall on three (3) occasions issue a check which is declined by Lessee’s bank for insufficient funds, Lessor may require, by delivery of notice thereof to Lessee, that Lessee pay all rent quarterly in advance for the balance of the Lease term, and that all such payments be made by cash, cashier’s check or money order in lieu of Lessee’s check. Acceptance of payment by check shall not be construed as a waiver of any such rights. The exercise of any rights under this paragraph shall not limit or otherwise affect Lessor’s other rights and remedies under this Lease or by law. Such quarterly advance installment shall be payable on each January 1, April 1, July 1, and October 1 thereafter occurring during the Lease term in the amount of rent, real property tax and insurance expenses as estimated by Lessor which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such rent. All moneys paid to Lessor under this paragraph may be intermingled with other money of Lessor, shall not bear interest, and shall not create any trust relationship between Lessor and Lessee or any fiduciary duties on the part of Lessor to Lessee. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of rent.

ARTICLE XV

CONDEMNATION OF PREMISES

Section 15.01.Total Condemnation.  If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the term, shall be taken by condemnation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor for the value of the unexpired term of this Lease.

Section 15.02.Partial Condemnation.  If any portion of the Premises is taken by condemnation during the term, whether by exercise of governmental power or the sale or transfer by Lessor to a condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect except that in the event such taking leaves the Premises unfit for normal and proper conduct of the business of Lessee, then Lessee shall have the right to terminate this Lease effective upon the date transfer of possession is required. Moreover, Lessor and Lessee shall have the right to terminate this Lease effective on the date transfer of possession is required if more than thirty-three percent (33%) of the total square footage of the Premises is taken by condemnation. Lessee and Lessor may elect to exercise their respective rights to terminate this Lease pursuant to this Section by serving written notice to the other within one hundred twenty (120) days of their receipt of notice of condemnation. All rent shall be paid up to the date of termination, and Lessee shall have no claim against Lessor for the leasehold value, or the value of any unexpired term of this Lease. If this Lease shall not be canceled, the rent after such partial taking shall be that percentage of the adjusted base rent specified herein, equal to the percentage which the square footage of the untaken part of the Premises, immediately after taking, bears to the square footage of the entire Premises immediately before the taking. Any sums owing hereunder which are calculated on the basis of Lessee’s pro rata share (as set forth in Section 8.02) shall also be adjusted to reflect the decreased square footage of the Premises due to the condemnation. If Lessee’s continued use of the Premises requires alterations and repair by reason of a partial taking, all such alterations and repair shall be made by Lessee at Lessee’s expense.

Section 15.03.Award to Lessee.  In the event of any condemnation, whether total or partial, Lessee shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Lessee for moving expenses and loss of its business fixtures, or equipment belonging to Lessee immediately prior to the condemnation. The balance of any condemnation award shall belong to Lessor and Lessee shall have no further right to recover from Lessor or the condemning authority for any additional claims arising out of such taking.

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ARTICLE XVI

ENTRY BY LESSOR

Lessee shall permit Lessor and its agents, contractors, and employees to enter the Premises at all reasonable times upon written or oral notice from Lessor to Lessee of Lessor’s entry no less than 24 hours prior to such entry, for any of the following purposes: to inspect the Premises; to maintain the Building; to make such repairs, alterations, and additions to the Premises as Lessor is obligated or may elect to make; to deal with emergencies; to show the Premises and post “To Lease” signs for the purposes of reletting during the last one hundred eighty (180) days of the term; to show the Premises as part of a prospective sale by Lessor or prospective loan to Lessor or to post notices of non-responsibility. Lessee shall be entitled to accompany Lessor’s agents, employees, and contractors entering the Premises pursuant to this paragraph provided that Lessee provides the personnel for such accompaniment at the time Lessor enters onto the Premises; any failure by Lessee to so provide such personnel shall not delay Lessor’s entry onto the Premises. Lessor shall have such right of entry without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises thereby occasioned. Except in the event of fire or other emergencies entailing a threat of imminent harm or occurrence of harm to property or any one or more persons, in connection with any such entries Lessor shall not access any areas of the Premises designated by Lessee as “SECURE AREAS” in written notice from Lessee to Lessor describing precisely such secure area(s) which in no event shall exceed 2,000 square feet of floor space.

ARTICLE XVII

ESTOPPEL CERTIFICATE

Section 17.01Requirement.  Lessee shall at any time upon not less than ten (10) business days’ prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed, (iii) acknowledging that to Lessee’s actual knowledge after reasonably diligent and thorough inspection of the Premises and examination of whether any Lessor defaults could be claimed by Lessee based on events that have occurred or any failure by Lessor to perform something it is obligated to perform but which events or failures have not yet ripened into defaults only because Lessee has not yet given Lessor the notice or period of time to cure specified for Lessor defaults under this Lease, there are no such events or failures by Lessor, or if there are such events or failures then specifying the same, and (iv) certifying such other information regarding this Lease as Lessor or a prospective purchaser or lender of Lessor may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

Section 17.02Failure.  Lessee’s failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor’s performance and no matters with the passage of time or giving of notice, or both, could constitute a default on Lessor’s part, and (iii) that not more than one month’s rent has been paid in advance. Alternatively, such failure may be considered by Lessor as a default by Lessee under this Lease.

ARTICLE XVIII

LESSOR’S LIABILITY, SUBORDINATION AND ATTORNMENT

Section 18.01.Transfer of Ownership.  The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title of the Premises, In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be

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delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership.

Section 18.02.Attornment.  Lessee shall attorn to any third party purchasing or otherwise acquiring the premises at any sale or other proceeding, or pursuant to the exercise of any rights, powers or remedies under any mortgages or deeds of trust or ground leases now or hereafter encumbering all or any part of the premises, as if such third party had been named as Lessor under this Lease. Lessee shall execute a new lease with such new Lessor on the same terms of this Lease if so required by such new Lessor.

Section 18.03.Subordination.  Lessee agrees that this Lease shall be subject and subordinate to any mortgage, deed of trust, or other instrument of security (each, a “Mortgage”) now of record. Lessee agrees that this Lease shall be subject and subordinate to any Mortgage which is recorded after the date of this Lease affecting the Premises, and such subordination is hereby made effective without any further act of Lessee; provided that, no such subordination shall be effective unless Lessor first obtains from a lender a written subordination, nondisturbance and attornment agreement substantially in the form of Exhibit E attached hereto. Lessee shall execute in recordable form and return to Lessor said subordination, nondisturbance and attornment agreement within ten (10) business days after delivery thereof to Lessee, and the failure of Lessee to so execute and return the same shall constitute a default hereunder subject to applicable notice and cure periods set forth in Article XIV. Notwithstanding anything to the contrary set forth above, the lender under any Mortgage may at any time subordinate its Mortgage to this Lease, without any need to obtain Lessee’s consent, by execution of a written document subordinating such Mortgage to this Lease and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery, and/or recording.

Section 18.04.No Recourse.  The obligations of Lessor under this Lease shall be without recourse to any partner, officer, trustee, beneficiary, shareholder, director, member, unit holder or employee of Lessor or to any of their respective assets. It is expressly agreed that if Lessee obtains a money judgment against Lessor resulting from a default by Lessor under this Lease, that judgment shall be satisfied only out of the rents, issues, profits and other income actually received on account of Lessor’s right, title and interest in the Premises and no other real, personal or mixed property of Lessor shall be subject to levy, attachment or execution, or otherwise used to satisfy any such judgment. Lessee hereby waives any right to satisfy a judgment against Lessor except from the rents, issues, profits and other income actually received on account of Lessor’s right, title and interest in the Premises.

ARTICLE XIX

EXPIRATION ON TERMINATION

Section 19.01.Surrender of Possession.  Lessee agrees to deliver up and surrender to Lessor possession of the Premises and all improvements thereon, in as good order and condition as when possession was taken by Lessee, excepting only ordinary wear and tear and any alterations made by Lessee with Lessor’s consent to the extent Lessor did not require as a condition to such consent that Lessee remove the same upon expiration of the term of the Lease, Upon termination of this Lease, Lessor may reenter the Premises and remove all persons and property therefrom. If Lessee shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Lease, for any cause whatsoever, Lessor, at its option, may remove the same and store or dispose of them, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal and in making the Premises free from all dirt, litter, and debris, including all storage and insurance charges. If the Premises are not surrendered at the end of the Lease term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, actual damages for lost rents.

Section 19.02.Holding Over.  If Lessee, with or without Lessor’s consent, remains in possession of the Premises after expiration of the term, then (i) if Lessee remains in such possession without Lessor’s express written consent, then such occupancy shall be a tenancy from month to month at a monthly rental equivalent to 150% of the monthly rental in effect immediately prior to such expiration, and (ii) if Lessee remains in such possession with Lessor’s express written consent, then such occupancy shall be a tenancy from month to month at a monthly rental equivalent to 125% of the monthly rental in effect immediately prior to such expiration.

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ARTICLE XX

MISCELLANEOUS PROVISIONS

Section 20.01.Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

Section 20.02.Interest on Past-due Obligations.  Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the Prime Rate. The “Prime Rate” shall mean the lesser of ten percent (10%) per annum or the prime commercial lending rate then in effect at Bank of America (or if Bank of America is no longer in existence then a comparable national bank selected by Lessor). Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

Section 20.03.Time.  Time is of the essence in the performance of all obligations under this Lease. All references to days contained in this Lease shall be deemed to mean calendar days, unless otherwise specifically stated.

Section 20.04.Additional Rent.  Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

Section 20.05.Incorporation of Prior Agreements; Amendments.  This Lease contains all agreements of the parties with respect to any matter mentioned herein, No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither Lessor nor any employees or agents of the Lessor has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the Americans With Disabilities Act, and the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

Section 20.06.Notices.  Any notice required or permitted to be given hereunder shall be in writing and shall be given by personal delivery or email (provided confirmation of receipt is obtained from the recipient), overnight courier, or certified mail, and if given personally, by courier, or by mail, shall be addressed to Lessee or to Lessor at the property address noted below the signature line of the respective parties, as the case may be, and if given by email shall be emailed to the email address noted below the signature line of the respective parties. Either party may by notice to the other specify a different property or email address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee. Any notice delivered in accordance with the foregoing (i) by commercial courier or other personal delivery shall be deemed delivered on the date of actual receipt (as evidenced by signed receipt), or upon refusal of receipt, (ii) by email shall be deemed delivered on the date of receipt (as evidenced by written confirmation of receipt by the recipient), or (iii) if delivered by United States mail on the date of receipt evidenced by the return receipt, or upon refusal of receipt. No notice shall be deemed effective under this Lease unless delivered in compliance with the provisions of this Section 20.06.

Section 20.07.Waivers.  No waiver by either party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provisions. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

Section 20.08.Recording.  Upon request by Lessor to Lessee, Lessee shall execute, acknowledge and deliver to Lessor a “short form” memorandum of this Lease for recording purposes. If any such short form

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memorandum of this Lease is recorded in the public records, then upon expiration or sooner termination of the term of this Lease, Lessee shall within ten (10) business days after request by Lessor therefor execute in recordable form and deliver to Lessor a quitclaim deed or such other documentation as Lessor shall reasonably request in order to evidence the termination of this Lease. Except as provided above, neither this Lease nor any memorandum thereof shall be recorded in the public records,

Section 20.09.Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

Section 20.10.No Jury Trial.  Each party waives any rights it may have to a jury trial respecting any dispute or other matter arising under or relating to this Lease.

Section 20.11.Binding Effect; Choice of Law; Venue.  Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article XVIII, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California, Venue for any action or proceeding brought to enforce or defend this agreement, and for any other purpose hereunder, shall be Santa Clara County.

Section 20.12.No Accord and Satisfaction.  No payment by Lessee, or receipt by Lessor, of an amount which is less than the full amount of rent and all other sums payable by Lessee hereunder at such time shall be deemed to be other than on account of (a) the earliest of such other sums due and payable, and thereafter (b) to the earliest rent due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of rent or such other sums shall be deemed an accord and satisfaction, and Lessor may accept any such check or payment without prejudice to Lessor’s right to receive payment of the balance of such rent and/or the other sums, or Lessor’s right to pursue any remedies to which Lessor may be entitled to recover such balance.

Section 20.13.Attorneys’ Fees.

(a)Lessor Made Party to Litigation.  If Lessor becomes a party to any litigation brought by someone other than Lessee and concerning this Lease, or the Lessee’s use or occupancy of the Premises or the condition thereof, based upon any real or alleged act or omission of Lessee or its authorized agents or representative, Lessee shall be liable to Lessor for reasonable attorneys’ fees and court costs incurred by Lessor in the litigation.

(b)Certain Litigation Between the Parties.  If any action or proceeding in law or in equity or any arbitration proceeding is instituted by Lessor for damages or possession of the Premises or both, for an alleged breach of any obligation of Lessee under this Lease, to recover rent, to terminate the tenancy of Lessee at the Premises, to enforce, protect, or establish any right or remedy of Lessor, or to enforce any other right of Lessor under this Lease or interpret any provision of this Lease, the prevailing party in such action or proceeding shall be entitled to collect from the other party all attorneys’ fees, expert witness fees, and court costs incurred by the prevailing party, or as may be fixed by the court or jury, but this provision shall not apply to any cross-complaint filed by anyone other than Lessor in such action or proceeding.

Section 20.14.Interpretation.  The captions and headings of the numbered paragraphs of this Lease are inserted solely for the convenience of the parties hereto, and are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. When required by the context of this Lease, the neuter includes the masculine, the feminine, a partnership, a corporation, or a joint venture, and the singular shall include the plural. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee, and without regard to which party prepared this Lease.

Section 20.15.Signs.  Lessee shall not place any sign upon the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the preceding sentence, Lessee shall have the right to install in the Common Lobby signage and marketing materials, in locations within the Common Lobby approved or designated by Lessor in its reasonable discretion, and provided all such signage and marketing materials are first submitted to Lessor for review and approval, which approval shall not be unreasonably withheld or

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delayed beyond ten (10) business days after Lessee’s request for Lessor’s approval thereof. Any and all signs shall be in accordance with standards generally observed for signage throughout the Business Park. Subject to the foregoing requirements, Lessee shall be entitled at its sole cost to place its name identification signage on the door to the Premises leading to the front Common Lobby of the Building, on the front door to the Building, and on the exterior monument for the Building, provided that, Lessee shall not take more than 50% of the space provided for tenant signage on such monument. The size, coloring, and font of the lettering of each such sign and all other elements of such signage shall be subject to Lessor’s prior written approval. Lessee shall maintain all such signage in good condition with all lettering in place at all times during the term of this Lease, and at Lessee’s sole cost shall remove the same at the end of the Lease and immediately thereafter repair all damage occasioned by such removal.

Section 20.16.Voluntary Surrender or Merger.  The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

Section 20.17.Guarantor.  In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

Section 20.18.Quiet Possession.  Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

Section 20.19.Rules and Regulations.  Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care and cleanliness of the Premises and Common Areas, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the Business Park. The violations of any such rules and regulations shall be deemed a material breach of this Lease. Lessee, however, shall not be bound by any future rules or regulations, unless it shall approve same, which approval shall not be unreasonably withheld.

Section 20.20.Easements.  Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee.

Section 20.21.Authority to Sign.  The individuals executing this Lease on behalf of each party represent and warrant to the other party that they are fully authorized and legally capable of executing this Lease on behalf of such party and that such execution is binding upon such party. Each individual executing this Lease on behalf of a corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of the corporation, and that this Lease is binding upon said corporation in accordance with its terms.

Section 20.22.Delays for Cause.  In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party’s reasonable control (other than financial inability) shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or “a reasonable time”, and such time shall be deemed to be extended by the period of such delay.

Section 20.23.Brokers.  Except for Newmark Knight Frank (“NMF”) representing Lessor and Kidder Mathews representing Lessee (together called “Brokers”), whose commissions shall be paid by Lessor in accordance with the provisions of a separate commission agreement between Lessor and NMF, each party represents to the other that it has not had any dealings with any real estate broker, finder, or other person, with respect to this Lease, and each party shall indemnify and hold harmless the other party from all damages, expenses, and liabilities

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resulting from any claims that may be asserted against the indemnified party by any broker, finder, or other person other than Brokers with whom the indemnifying party has or purportedly has dealt.

Section 20.24.Joint and Several Liability.  If Lessee is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Lessee hereunder.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

Executed in Mountain View, California by Lessee and in Gilroy, California, by Lessor as of April 11, 2018.

Lessor:		Address:

VANNI BUSINESS PARK, LLC,
a Delaware limited liability company

By:	/s/ Christopher Vanni	c/o Chris Vanni
	Christopher Vanni, Manager	8080 Santa Teresa Blvd., Ste 210
Gilroy, California 95020
Email: Chris@VanniProp.com

Lessee:

VIEWRAY, INC.,
a Delaware corporation

By:	/s/ Doug Keare
Its:	Chief Operating Officer	ViewRay, Inc.
339 North Bernardo Ave., Ste 339-A
Mountain View, CA 94043-5226
Attn: Doug Keare, Chief Operating Officer
Email: dkeare@viewray.com

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EXHIBIT A

Site Plan

EXHIBIT B

Premises & Common Portions of Interior of Building (Note: Premises are part of the 1st Floor; NO PORTION OF THE PREMISES ARE ON THE 2ND FLOOR)

128sf
common electrical room
22sf
139sf
159sf
86sf
151sf
87sf
932sf
common lobby
151sf
149sf
42sf

1st Flr Plan

AREA ANALYSIS
TOTAL 1st FLOOR AREA 24,192sf
LESS COMMON AREAS 2,046sf
STAIRWAYS, LOBBY, EXITS
ELECT/TEL/ ELEVATOR RMS

LEASEABLE AREA 22,146sf

EXHIBIT B

Premises & Common Portions of Interior of Building (Note: Premises are part or the 1st Floor; NO PORTION OF THE PREMISES ARE ON THE 2ND FLOOR)

157sf
22sf
174sf
36sf
telco room
206sf
88sf
26sf
roof hatch room
front conference room
1153sf
45sf
OPEN OFFICE
CONFERENCE ROOM
OFFICE

2nd Flr Plan

AREA ANALYSIS	
TOTAL 2nd FLOOR	24,192sf
ROOF ACCESS RM	45sf
MECH SHAFTS	160sf
FIRE RISER RM	22sf
STAIRWAYS	454sf
ELEVATOR	79sf
TELCO RM	206sf
OPEN AREA and BALCONY	650sf
LARGE CONFERENCE RM	1,150sf
OFFICE AREA	21,420sf

EXHIBIT C

TERM COMMENCEMENT DATE AGREEMENT

This Agreement is made as of                                , 20       by and between Vanni Business Park, LLC, a Delaware limited liability company (“Lessor”), and ViewRay, Inc., a Delaware corporation (“Lessee”).

WHEREAS, Lessor and Lessee have entered into a Lease (the “Lease”) dated                                                    , 2018 for premises situated on the ground floor of the building located at 339 North Bernardo Avenue, Mountain View, California 94043 and more particularly described in the Lease;

WHEREAS, the term Commencement Date as referred to in Section 3.01 of the Lease, has occurred, and pursuant to Section 3.05 of the Lease, Lessor desires to confirm various dates relating to the Lease;

NOW THEREFORE, Lessor and Lessee agree and acknowledge that the information set forth below is true and accurate.

Commencement Date:

Dates in Section 4.01 Regarding Payment of monthly base rent:

$                                  from                                    to

$                                  from                                    to

$                                  from                                    to

$                                  from                                    to

$                                  from                                    to

$                                  from                                    to

$                                  from                                    to

$                                  from                                    to

Expiration Date of initial 7 year term:

Extended Term Commencement Date (if option to extend for five years is exercised):

The execution of this Agreement shall not constitute an exercise by Lessee of any option to extend the term.

EXECUTED as of the date first set forth above.

Lessor:

VANNI BUSINESS PARK, LLC,
a Delaware limited liability company

By:
Chris Vanni

Lessee:

VIEWRAY, INC.,
a Delaware corporation

By:

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EXHIBIT D - LESSOR"S WORK

EXHIBIT D - LESSOR"S WORK

EXHIBIT E

RECORDING REQUESTED
BY AND WHEN

RECORDED RETURN TO:

SUBORDINATION,

NONDISTURBANCE

AND ATTORNMENT AGREEMENT

NOTICE:

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

DEFINED TERMS

Execution Date:
Beneficiary & Address: with a copy to:
Tenant & Address:
Landlord & Address:
Loan: A first mortgage loan in the original principal amount of $ from Beneficiary to Landlord.
Note: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of

Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as of executed by Landlord, to                                          as Trustee, for the benefit of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.

Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of covering the Premises. [Add amendments]
Property: [Property Name] [Street Address 1] [City, State, Zip] The Property is more particularly described on Exhibit A.

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THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

A.Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the “Premises”).

B.Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

C.Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

D.Tenant has requested that Beneficiary agree not to disturb Tenant’s rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee’s power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a “Foreclosure Sale”) but only if Tenant is not then in default under the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a “Foreclosure Purchaser”).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1.Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant’s rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

2. Acknowledgments by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request; (b) Tenant shall send a copy of any notice or statement under the Lease to Beneficiary at the same time Tenant sends such notice or statement to Landlord; (c) this Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

3.Foreclosure and Sale. In the event of a Foreclosure Sale,

(a)So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Beneficiary’s acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary; (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or (vi)

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liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

(b)Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

(c)Notwithstanding any provisions of the Lease to the contrary, from and after the date that Beneficiary acquires title to the Property as a result of a Foreclosure Sale, (i) Beneficiary will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds; (ii) tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Beneficiary is in default of its obligations under the Lease; (iii) in no event will Beneficiary be obligated to indemnify Tenant, except where Beneficiary is in breach of its obligations under the Lease or where Beneficiary has been actively negligent in the performance of its obligations as landlord; and (iv) other than determination of fair market value, no disputes under the Lease shall be subject to arbitration unless Beneficiary and Tenant agree to submit a particular dispute to arbitration.

4.Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Borrower. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

5.Acknowledgment by Landlord. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary.

6.Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of the tenant improvements located in the Premises at the commencement of the term of the Lease.

7.Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

8.Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

9.Liability and Successors and Assigns. In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability in an amount in excess of $10,000,000 and Tenant’s recourse against Beneficiary shall in no extent exceed the amount of $10,000,000. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary’s interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

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IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:
a
By:
Its:

TENANT:
a

By:
Its:

By:
Its:

LANDLORD:
a

By:
Its:

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